Exhibit 99.1
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of May 28, 2010
among
LIFE TECHNOLOGIES CORPORATION,
as U.S. Borrower,
APPLIED BIOSYSTEMS B.V.,
APPLIED BIOSYSTEMS FINANCE B.V., and
LIFE TECHNOLOGIES HOLDINGS B.V.,
as Foreign Borrowers,
THE LENDERS FROM TIME TO TIME PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer
DNB NOR BANK ASA
and
J.P. MORGAN SECURITIES INC.,
as Co-Syndication Agents,
and
THE ROYAL BANK OF SCOTLAND PLC
and
CITIBANK, N.A.,
as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC,
DNB NOR BANK ASA
and
J.P. MORGAN SECURITIES INC.,
as Joint Lead Arrangers and Joint Book Managers

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Schedules:

Schedule 1.01A	–	Mandatory Cost
Schedule 1.01B	–	Auction Rate Securities
Schedule 1.01C	–	Cash Equivalents and Foreign Cash Equivalents
Schedule 1.01D	–	Certain Existing Cash Management Banks and Hedge Banks
Schedule 2.01	–	Commitments and Applicable Percentage
Schedule 2.03	–	Existing Letters of Credit
Schedule 5.03	–	Certain Authorizations
Schedule 5.06	–	Litigation
Schedule 5.09	–	Environmental Matters
Schedule 5.13	–	Subsidiaries and Other Equity Investments; Loan Parties
Schedule 5.17	–	Intellectual Property Matters
Schedule 6.19	–	Post-Closing Matters
Schedule 7.02	–	Existing Indebtedness
Schedule 10.02	–	Administrative Agent’s Office; Certain Addresses for Notices

Exhibits:

Exhibit A-1	–	Form of Committed Loan Notice
Exhibit A-2	–	Form of Swing Line Loan Notice

Exhibit B	–	Form of Note

Exhibit C	–	Form of Assignment and Assumption

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Exhibit D	–	Form of Compliance Certificate

Exhibit E-1	–	Form of Opinion of New York Counsel for certain Loan Parties

Exhibit E-2	–	Form of Opinion of Dutch Counsel for the Administrative Agent

Exhibit F	–	Form of Amended and Restated Guaranty

Exhibit G	–	Form of Loan Party Accession Agreement

Exhibit H	–	Form of Solvency Certificate

Exhibit I	–	Form of U.K. Borrower Accession Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT
          Amended and Restated Credit Agreement (“Agreement”) dated as of May 28, 2010 among LIFE TECHNOLOGIES CORPORATION, a Delaware corporation (the “U.S. Borrower”), APPLIED BIOSYSTEMS B.V., a company organized under the laws of the Netherlands (“ABBV”), APPLIED BIOSYSTEMS FINANCE B.V., a company organized under the laws of the Netherlands (“ABFBV”), LIFE TECHNOLOGIES HOLDINGS B.V., a company organized under the laws of the Netherlands (“LTHBV”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
          WHEREAS, the U.S. Borrower is a party to the Credit Agreement, dated as of November 21, 2008, among the U.S. Borrower, each lender party thereto (collectively, the “Existing Lenders” and, individually, an “Existing Lender”), Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, UBS Securities LLC and Morgan Stanley Senior Funding, Inc. as co-syndication agents, and DnB Nor Bank ASA and The Bank of Nova Scotia, as co-documentation agents (as amended, supplemented, or otherwise modified from time to time immediately prior to the date hereof, including by that certain Waiver to Credit Agreement, dated as of February 3, 2010, the “Existing Credit Agreement”), pursuant to which the Existing Lenders and L/C issuer agreed to extend, and have extended, credit to the U.S. Borrower;
          WHEREAS, the U.S. Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein;
          WHEREAS, it is the intent of the parties hereto that this Agreement (i) not constitute a novation of, payment under, or termination of any of the obligations and liabilities outstanding under the Existing Credit Agreement as in effect immediately prior to the Amendment and Restatement Effective Date (except in the manner and solely to the extent specified in Section 10.20 herein) and (ii) shall, and does hereby, amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the U.S. Borrower outstanding thereunder (except to the extent otherwise specified in Section 10.20 herein);
          WHEREAS, all Term A Loans and Term B Loans (each as defined in the Existing Credit Agreement), together in each case with all accrued interest and all other amounts owing in respect thereof, previously outstanding under the Existing Credit Agreement have been paid in full in cash by the U.S. Borrower prior to the date hereof;
          WHEREAS, with respect to each Non-Continuing Lender and Non-Consenting Lender (if any), concurrently with the execution and delivery of this Agreement, (i) the Revolving Credit Loans (if any) of each such lender will be paid in full and (ii) the Revolving Credit Commitments of each such lender will be terminated, in each case, in accordance with Section 10.20;
          WHEREAS, the Lenders party hereto approving, by their execution and delivery of this Agreement, constitute collectively (A) the Required Lenders under the Existing Credit Agreement immediately prior to the payment in full of certain Revolving Credit Loans thereunder, and the termination of certain Revolving Credit Commitments thereunder, in each case in accordance with the terms hereof and (B) concurrently with the execution and delivery of this Agreement, 100% of the remaining Existing Lenders; and

           WHEREAS, all Liens and security interests as previously granted under the Security Documents by the Loan Parties in favor of the Secured Parties will in all respects, concurrently with the execution and delivery of this Agreement, be terminated and released in accordance with Section 10.21, and all rights with respect to the Collateral shall thereupon revert to the Loan Parties;
          Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
          “ABBV” means Applied Biosystems B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Nieuwerkerk a/d IJssel, address at Hoogeveenenweg 100, 2913 LV, Nieuwerkerk a/d IJssel, the Netherlands and which is registered with the Chamber of Commerce of Rotterdam under registration number 29023415.
          “ABFBV” means Applied Biosystems Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Nieuwerkerk a/d IJssel, address at Hoogeveenenweg 100, 2913 LV, Nieuwerkerk a/d IJssel, the Netherlands and which is registered with the Chamber of Commerce of Rotterdam under registration number 29047280.
          “Accession Agreement” means a Loan Party Accession Agreement, substantially in the form of Exhibit G hereto (or such other form as is reasonably acceptable to the Administrative Agent), executed and delivered by an Additional Guarantor after the Closing Date in accordance with Section 6.12.
          “Additional Commitment Amendment” has the meaning specified in Section 2.14(d).
          “Additional Commitments Closing Date” has the meaning specified in Section 2.14(f).
          “Additional Foreign Borrower” means the wholly-owned Subsidiary of the U.S. Borrower (other than a U.K. Foreign Borrower) designated in writing by the U.S. Borrower to the Administrative Agent at least 30 days prior to the date requested in such written notice (which the Administrative Agent will promptly distribute to the Lenders) for such Subsidiary to be added as a Foreign Borrower by means of the execution and delivery of the Additional Foreign Borrower Accession Agreement; provided, that prior such Subsidiary becoming the “Additional Foreign Borrower”, the Approval Conditions shall be satisfied, as determined by the Administrative Agent in its sole discretion.
          “Additional Foreign Borrower Accession Agreement” means an accession agreement, in a form satisfactory to the Administrative Agent, executed and delivered by the then-existing Borrowers, the Additional Foreign Borrower, the Subsidiary Guarantors and the Administrative Agent.
          “Additional Guarantor” means each Person that becomes a Guarantor after the Closing Date by execution of an Accession Agreement as provided in Section 6.12.

          “Additional Lender” has the meaning set forth in Section 2.14(c).
          “Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).
          “Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the U.S. Borrower and the Lenders.
          “Administrative Questionnaire” means an “Administrative Questionnaire” in a form approved by the Administrative Agent.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agent” means the Administrative Agent or the Collateral Agent and any successors and assigns in such capacity, and “Agents” means the two of them.
          “Aggregate Commitments” means at any time the Revolving Credit Commitments of all the Lenders.
          “Agreement” means this Amended and Restated Credit Agreement.
          “Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.10.
          “Alternative Currency Sublimit” means an amount equal to the lesser of (i) $250,000,000 and (ii) the Revolving Credit Facility. The Alternative Currency Sublimit is a part of, and not in addition to, the Revolving Credit Facility.
          “Amendment and Restatement Effective Date” means the date this Agreement becomes effective in accordance with Section 10.10.
          “Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.
          The initial Applicable Percentage of each Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          “Applicable Rate” means, in respect of the Revolving Credit Facility (including in respect of commitment fees payable for the Revolving Credit Facility and Letter of Credit Fees): (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first fiscal quarter ending after the Closing Date, the applicable percentages specified for Pricing Level 2 in the pricing grid below and (ii) thereafter, the applicable percentage per annum set forth in the pricing grid below determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a).

		Applicable Rate
		Eurocurrency Rate
		and Letter of Credit
Pricing Level	Total Leverage Ratio	Fees	Base Rate	Commitment Fee
1	≥ 3.0:1	2.50%	1.50%	0.500%
2	< 3.0:1 but ≥ 2.5:1	2.25%	1.25%	0.375%
3	< 2.5:1 but ≥ 2.0:1	2.00%	1.00%	0.375%
4	< 2.0:1	1.50%	0.50%	0.250%
          Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio of the U.S. Borrower and its Subsidiaries shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon request of the Required Lenders, Pricing Level 1 shall apply in respect of the Revolving Credit Facility, in each case as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is so delivered.
          Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
          “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
          “Appropriate Lender” means, at any time, (i) with respect to the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment with respect thereto or holds a Revolving Credit Loan at such time, (ii) with respect to the Letter of Credit Sublimit, (A) the L/C Issuer and (B) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Lenders and (iii) with respect to the Swing Line Sublimit, (A) the Swing Line Lender and (B) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Lenders.
          “Approval Conditions” means, collectively, satisfaction of each of the following conditions, as determined by the Administrative Agent in its sole discretion: (i) the accession of the Additional Foreign Borrower or the Investment pursuant to Section 7.03(xx), as applicable, could not reasonably be expected to (a) result in any adverse tax consequences for the Administrative Agent or any

Lender, (b) violate any law, rule or regulation of any Governmental Authority applicable to, or with respect to the business or any property or assets of, the Administrative Agent or any Lender or (c) impose any cost, charge or liability on, or with respect to, any director, officer or employee of the Administrative Agent or any Lender, or require any additional or supplemental insurance coverage, (ii) the Additional Foreign Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower to which any Equity Interests are transferred pursuant to Section 7.03(xx), as applicable, does not appear on any “restricted” list or similar list relating to the provision of general banking services, or otherwise, maintained by the Administrative Agent or any Lender, (iii) the accession of the Additional Foreign Borrower or the Investment pursuant to Section 7.03(xx), as applicable, does not require the Administrative Agent or any Lender to be licensed, qualified or otherwise entitled to carry on business in any jurisdiction in which the Administrative Agent or any Lender is not then licensed, qualified or otherwise entitled to carry on business, (iv) in respect of the accession of the Additional Foreign Borrower, the Additional Foreign Borrower is located in a jurisdiction where the Administrative Agent and each Lender can lend in a local currency, and otherwise effectively support the funding process (including in respect of advances, repayments, and other transfers of funds), (v) in respect of the accession of the Additional Foreign Borrower, the Administrative Agent shall have received a satisfactory legal opinion of approved local counsel in the applicable jurisdiction(s) stating that (a) the Additional Foreign Borrower is validly existing and in good standing under applicable law, (b) the Additional Foreign Borrower has the power to execute the Additional Foreign Borrower Accession Agreement and perform its obligations thereunder, (c) the Additional Foreign Borrower Accession Agreement has been duly authorized, executed and delivered by the Additional Foreign Borrower, (d) the choice of New York law as the law governing the contractual rights and obligations contained in the Additional Foreign Borrower Accession Agreement is valid and binding under applicable law, (e) the contractual obligations contained in the Additional Foreign Borrower Accession Agreement constitute the legal, valid and binding obligations of the Additional Foreign Borrower, enforceable against the Additional Foreign Borrower in accordance with their terms, (f) the execution and delivery by the Additional Foreign Borrower of the Additional Foreign Borrower Accession Agreement and the performance by the Additional Foreign Borrower of its obligations thereunder do not conflict with or result in a violation of the organizational documents of the Additional Foreign Borrower or the provisions of any published law, rule or regulation of general application of applicable law, (g) no approval, authorization or other action by, or filing with, any governmental, regulatory or supervisory authority or body, is required in connection with the execution by the Additional Foreign Borrower of the Additional Foreign Borrower Accession Agreement and the performance by the Additional Foreign Borrower of its obligations thereunder, (h) the consent to the jurisdiction of the courts of New York, as provided in the Additional Foreign Borrower Accession Agreement, is valid and binding upon the Additional Foreign Borrower under applicable law, (i) a judgment rendered by a court of the State of New York will be enforced by the courts in the jurisdiction of organization of the Additional Foreign Borrower, (j) the designation by the Additional Foreign Borrower of a process agent in the Additional Foreign Borrower Accession Agreement is valid and binding, (k) no registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the applicable jurisdiction in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of the applicable jurisdiction) of the Additional Foreign Borrower Accession Agreement, (l) all payments by the Additional Foreign Borrower under this Agreement and the Additional Foreign Borrower Accession Agreement may be made free from withholding or deduction of or for any taxes of whatever nature imposed, levied, withheld or assessed by the applicable jurisdiction or any political subdivision or taxing authority thereof, and (m) the Administrative Agent and each Lender will not be deemed to be resident in the applicable jurisdiction by reason of the execution, delivery and/or enforcement of the Additional Foreign Borrower Accession Agreement, (vi) if requested by the Administrative Agent, in respect of any Investment pursuant to Section 7.03(xx), the Administrative Agent shall have received a satisfactory legal opinion of approved local counsel in the applicable jurisdiction(s), and (vii) any other conditions which the Administrative Agent reasonably determines are required to be satisfied in connection with the status and qualification of the Additional Foreign Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower to which any Equity Interests are transferred pursuant to Section 7.03(xx), as applicable, the jurisdiction of its organization, the composition or location of its assets, properties and business.
          “Approved Fund” means any Fund that is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
          “Approved Jurisdiction” means each of (i) the United States and each of the states thereof, (ii) England, Wales and Scotland, (iii) the Netherlands and (iv) each other jurisdiction for which the Approval Conditions are satisfied, as determined by the Administrative Agent in its sole discretion.
          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed or advised by the same investment advisor/manager or an Affiliate of such investment advisor/manager.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
          “Attributable Indebtedness” means, at any date, (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease, (iii) in respect of any Sale/Leaseback Transaction, the lesser of (A) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such transaction and (iv) all Synthetic Debt of such Person.
          “Auction Rate Securities” means the securities set forth on Schedule 1.01B.
          “Availability Period” means the period from and including the Closing Date to the earliest of (A) the Maturity Date, (B) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (C) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
          “Bank of America” means Bank of America, N.A., and its successors.
          “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (iii) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Borrower Materials” has the meaning specified in Section 6.02.
          “Borrowers” means, collectively, the U.S. Borrower and each Foreign Borrower, as applicable, or all of them, as the context may require.
          “Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Finance Obligations denominated in Dollars is located and:
          (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any London Banking Day;
          (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
          (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
          (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
          “Canadian Dollars” means the lawful currency of Canada.
          “Capital Lease” of any Person means any lease by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.
          “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP on a balance sheet of such Person.
          “Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
          “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Senior Credit Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (i) the Administrative Agent and (ii) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by the U.S. Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):
          (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
          (ii) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) (x) is a Lender or (y) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (B) issues (or the parent of which issues) commercial paper rated as described in clause (iii) of this definition and (C) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 270 days from the date of acquisition thereof;
          (iii) commercial paper issued by any Person not an Affiliate of the U.S. Borrower organized under the laws of any state of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;
          (iv) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) above, having a term of not more than 30 days with respect to securities issued or unconditionally guaranteed or insured by the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);
          (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or at least A-2 by Moody’s;
          (vi) securities with maturities of one year or less from the date of acquisition backed by a standby letter of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) above;

          (vii) shares in money market investment programs or mutual or similar funds which have no less than 50% of their assets invested in investments of the character, quality and maturity described in clauses (i), (ii), (iii), (iv) and (v) of this definition;
          (viii) shares in money market investment programs or mutual or similar funds with the Administrative Agent or any other Lender with a corporate rating of at least A by S&P or at least A-2 by Moody’s;
          (ix) other customarily-utilized, highly-rated Investments not to exceed $100,000,000 in the aggregate at any time; and
          (x) other Investments of the type set forth on Schedule 1.01C.
          “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transactions and other cash management arrangements.
          “Cash Management Bank” means (i) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement and (ii) any other Lender which the U.S. Borrower shall have designated on the Original Closing Date on Schedule 1.01D.
          “Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.
          “Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.
          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
          “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
          “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Change of Control” means the occurrence of any of the following events:
          (i) (A) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire upon the conversion or exercise of outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), directly or indirectly, by way of merger, consolidation or otherwise, of 25% or more of the Voting Securities of the U.S. Borrower on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable) or (B) the U.S. Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests of any Foreign Borrower, on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable); or
          (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the U.S. Borrower cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
          (iii) a “Change of Control” under any of the Debt Securities or Existing Convertible Securities occurs, or a “change of control” (or any comparable term) in any document pertaining to any Permitted Refinancing of any of the Debt Securities or Existing Convertible Securities occurs.
          “Class” has the meaning specified in Section 1.07.
          “Closing Date” means the first date on or after the Amendment and Restatement Effective Date when all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
          “Code” means the United States Internal Revenue Code of 1986, as amended.
          “Collateral” has the meaning specified in the Existing Credit Agreement.
          “Collateral Agent” has the meaning specified in the Existing Credit Agreement.
          “Committed Loan Notice” means a notice of (i) a Revolving Credit Borrowing, (ii) a conversion of Loans from one Type to the other or (iii) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
          “Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.
          “Consolidated Capital Expenditures” means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the U.S. Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the U.S. Borrower and its Domestic and Foreign Subsidiaries for such period (including the amount of assets leased under any Capital Lease)

provided, that any “Consolidated Capital Expenditure” shall not constitute an “Investment” hereunder; provided further that Consolidated Capital Expenditures shall exclude any such expenditures funded with net cash proceeds of Dispositions, Casualties or Condemnations or constituting Extraordinary Receipts.
          “Consolidated Cash Dividends” means at any date the aggregate amount of all Restricted Payments paid in cash by the U.S. Borrower or by any Subsidiary of the U.S. Borrower to any Person other than the U.S. Borrower or a Wholly-Owned Consolidated Subsidiary of the U.S. Borrower during the most recently completed Measurement Period.
          “Consolidated Cash Taxes” means at any date the aggregate amount of all taxes of the U.S. Borrower and its Consolidated Subsidiaries for the most recently completed Measurement Period to the extent the same are paid in cash by U.S. Borrower or any Consolidated Subsidiary of such Person during such period.
          “Consolidated EBITDA” means at any date, with respect to the U.S. Borrower and its Consolidated Subsidiaries, the sum of:
          (i) Consolidated Net Income for the most recently completed Measurement Period; plus
          (ii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:
          (A) Consolidated Interest Expense (including, to the extent not otherwise included therein, commissions, discounts, yield, other fees and charges, and any other amounts for such period comparable to or in the nature of interest, in each case payable to any person other than a Group Company and incurred during such period in connection with Permitted Securitizations);
          (B) lease expense in respect of Synthetic Lease Obligations, Sale/Leaseback Transactions and other Synthetic Debt accounted for as operating leases under GAAP;
          (C) provisions for Federal, state, local and foreign income, value added and similar taxes;
          (D) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and all other non-recurring non-cash charges or expenses;
          (E) cash charges, fees and expenses paid in connection with corporate restructurings as part of (i) the Transactions in an aggregate amount not to exceed $200,000,000 through December 31, 2010 and (ii) Permitted Acquisitions in an amount not to exceed $50,000,000 in any fiscal year, provided that such charges, fees and expenses under this clause (ii) are incurred within 12 months of the Permitted Acquisition pursuant to which they are incurred;
          (F) all non-cash stock-based compensation charges or expenses; minus

          (iii) to the extent included in calculating Consolidated Net Income, all non-recurring non-cash items increasing Consolidated Net Income for such period.
For purposes of calculating Consolidated EBITDA for any Measurement Period pursuant to any determination of the Total Leverage Ratio and the Fixed Charge Coverage Ratio, if during such Measurement Period (or in the case of pro-forma calculations, during the period from the last day of such Measurement Period to and including the date as of which such calculation is made) any Group Company shall have made a Material Asset Disposition or a Material Permitted Acquisition, Consolidated EBITDA for such Measurement Period shall be calculated after giving effect thereto on a Pro-Forma Basis. As used in this definition, “Material Permitted Acquisition” means any Permitted Acquisition which involves consideration in excess of $300,000,000, and “Material Asset Disposition” means any Asset Disposition or series of related Dispositions that (i) involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Subsidiary and (ii) yields gross proceeds to any Group Company in excess of $300,000,000.
          “Consolidated Fixed Charges” means at any date the sum of (i) Consolidated Interest Expense for the most recently completed Measurement Period plus (ii) Consolidated Scheduled Debt Payments plus (iii) Consolidated Cash Dividends for such period.
          “Consolidated Funded Indebtedness” means at any date the Funded Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Interest Expense” means at any date the total interest expense of the U.S. Borrower and its Consolidated Subsidiaries for the most recently completed Measurement Period, whether paid or accrued (including, without limitation, capitalized interest, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Leases (to the extent accounted for as interest expense for tax reporting purposes), all prepayment premiums, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the U.S. Borrower and its Consolidated Subsidiaries; but excluding the portion of non-cash interest expense at any time in respect of the Existing Convertible Securities or any Permitted Refinancing Indebtedness in respect thereof).
          “Consolidated Net Income” means at any date the net income (or net loss) after taxes of the U.S. Borrower and its Consolidated Subsidiaries for the most recently completed Measurement Period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for such Measurement Period (i) the income (or loss) of any Person not a Subsidiary, except that the U.S. Borrower’s or any of its Subsidiary’s equity in the net income of such Person shall be included in “Consolidated Net Income” up to the aggregate amount of cash actually distributed by such Person to the U.S. Borrower or any of its Subsidiaries in the form of Restricted Payments during such Measurement Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the U.S. Borrower and its Consolidated Subsidiaries or is merged with or into or consolidated with the U.S. Borrower and its Consolidated Subsidiaries or that Person’s assets are acquired by the U.S. Borrower and its Consolidated Subsidiaries, except as provided in the definitions of “Consolidated EBIDTA” and “Pro-Forma Basis” herein and (iii) the income of any Subsidiary to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          “Consolidated Scheduled Debt Payments” means, at any date of determination, the sum of all scheduled payments of principal on the Loans and all other Consolidated Funded Indebtedness (including, without limitation, the principal component of Capital Lease Obligations, Purchase Money Indebtedness and Synthetic Lease Obligations (to the extent accounted for as indebtedness for tax reporting purposes) of the U.S. Borrower and its Consolidated Subsidiaries payable during the next succeeding four consecutive fiscal quarters), but excluding payments due on Revolving Credit Loans and Swing Line Loans during such period; provided that Consolidated Scheduled Debt Payments for any period shall not include (i) voluntary prepayments of Consolidated Funded Indebtedness (including, for the avoidance of doubt, voluntary prepayments of the Loans and prepayments of the Debt Securities or Existing Convertible Securities) or (ii) other mandatory prepayments (other than by virtue of scheduled amortization) of Consolidated Funded Indebtedness.
          “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.
          “Consolidated Total Assets” means at any date the total consolidated assets of the U.S. Borrower and its Consolidated Subsidiaries determined as of such date.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Extension” means each of the following: (i) a Borrowing and (ii) an L/C Credit Extension.
          “Debt Equivalents” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Revolving Termination Date and (ii) if such Person is a Subsidiary of the U.S. Borrower, any Preferred Stock of such Person.
          “Debt Issuance” means the issuance or incurrence by any Group Company of any Indebtedness.
          “Debt Rating” means, as of any date of determination, the rating determined by either S&P or Moody’s of the U.S. Borrower’s credit enhanced, senior secured long-term debt; provided that if there is a split in the ratings by S&P and Moody’s, the lowest level shall apply.
          “Debt Securities” means, collectively, the following securities of the U.S. Borrower: (i) $250,000,000 3.375% senior notes due 2013, (ii) $500,000,000 4.40% senior notes due 2015 and (iii) $750,000,000 6.00% senior notes due 2020.

          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means (i) when used with respect to Senior Credit Obligations other than Letter of Credit Fees, an interest rate equal to (A) the Base Rate plus (B) the Applicable Rate applicable to Base Rate Loans plus (C) 2.00% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.00% per annum, and (ii) when used with respect to Letter of Credit Fees, a rate equal to (A) the Applicable Rate plus (B) 2.00% per annum.
          “Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (i) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (C) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
          “Disclosed Litigation” has the meaning specified in Section 5.06.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any Sale/Leaseback Transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests) pursuant to a sinking fund or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests) in whole or in part, (iii) provides for scheduled payments of dividends to be made in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is 6 months after the Maturity Date with respect to the Revolving Credit Facility, except, in the cases of clauses (i) and (ii), if as a result of a change of control or asset sale, but only if any rights of the holders thereof upon the occurrence of such change of control or asset sale are subject to the prior payment in full of all Finance Obligations (other than contingent indemnification obligations), the cancellation or expiration of all Letters of Credit and the termination of the Aggregate Commitments.
          “DOL” means the U.S. Department of Labor, or any Governmental Authority succeeding to any of its principal functions.
          “Dollars” and “$” means lawful money of the United States.
          “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
          “Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them. Unless otherwise specified, all references herein to a “Domestic Subsidiary” or to “Domestic Subsidiaries” shall refer to each direct or indirect Domestic Subsidiary or Domestic Subsidiaries of the U.S. Borrower.
          “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iv)).
          “EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.
          “EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Group Company directly or indirectly resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the release or threatened release of any Hazardous Material into the environment or (v) any enforceable contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
          “Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event (other than, with respect to the U.S. Borrower, the Existing Convertible Securities and any Permitted Refinancing Indebtedness in respect thereof in the form of Equity Equivalents).
          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “Equity Issuance” means (i) any sale or issuance by any Group Company to any Person other than the U.S. Borrower or a Subsidiary of the U.S. Borrower of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Indebtedness) and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Group Company, from any Person other than the U.S. Borrower or a Subsidiary of the U.S. Borrower.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the U.S. Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
          “ERISA Event” means (i) a Reportable Event with respect to a Pension Plan; (ii) the withdrawal of the U.S. Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by the U.S. Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the institution by the PBGC of proceedings to terminate a Pension Plan; (vi) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vii) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the U.S. Borrower or any ERISA Affiliate.
          “Euro” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
          “Eurocurrency Rate” means (i) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (A) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such

Interest Period or, (B) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period; and (ii) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (A) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (B) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
          “Eurocurrency Rate Loan” means at any date a Loan which bears interest at a rate based on clause (i) of the definition of Eurocurrency Rate.
          “Eurodollar Base Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, the rate per annum equal to British Bankers Association LIBOR Rate (‘BBA LIBOR’), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), at approximately 11:00 A.M. (London time) two London Banking Days prior to the commencement of such Interest Period for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two London Banking Days prior to the commencement of such Interest Period.
          “Event of Default” has the meaning specified in Section 8.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers are located, (iii) taxes imposed by a Governmental Authority as a result of a connection or former connection between such Lender, L/C Issuer or any other recipient of any payment and the jurisdiction imposing such tax, including without limitation, any connection arising from such Lender, L/C Issuer or any other recipient of any payment being a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having a permanent establishment or fixed place of business therein, but excluding any such connection arising solely from the activities of such recipient pursuant to or in respect of this Agreement or the Loan Documents including executing, delivering or performing its obligations or receiving a payment under or enforcing this Agreement or any Loan Document), (iv) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (1) of Section 3.01(a)(v)(B) and (v) in the case of a Foreign Lender (other than an assignee pursuant to a request by the applicable Borrower under Section 10.13), any United States withholding tax that is (A) required to be imposed on amounts payable to such Foreign Lender pursuant to Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (B) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (2)of Section 3.01(a)(v)(B), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a)(i).
          “Existing Convertible Securities” means, collectively, the following securities of the U.S. Borrower (f/k/a/ Invitrogen Corporation): (i) $350,000,000 2% convertible senior notes due 2023, (ii) $450,000,000 1.5% convertible senior notes due 2024 and (iii) $350,000,000 3.25% convertible senior notes due 2025.
          “Existing Credit Agreement” has the meaning specified in the recitals hereof.
          “Existing Debt” has the meaning specified in Section 7.02(v).
          “Existing Lenders” has the meaning specified in the recitals hereof
          “Existing Letters of Credit” means the letters of credit issued before the Original Closing Date and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 2.03, and “Existing Letter of Credit” means any one of them.
          “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, Insurance Proceeds, litigation proceeds, indemnity payments and any purchase price adjustments.
          “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
          “FDA” means the U.S. Food and Drug Administration, or any Governmental Authority succeeding to any of its principal functions.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.
          “Fee Letter” means, collectively, the letter agreements dated March 24, 2010 among the U.S. Borrower and the (i) Left Lead Arranger and (ii) Administrative Agent.

          “Finance Document” means (i) each Loan Document, (ii) each Guaranteed Hedge Agreement and (iii) each Guaranteed Cash Management Agreement, and “Finance Documents” means all of them, collectively.
          “Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing under any Guaranteed Hedge Agreement to any Hedge Bank and (iii) all Cash Management Obligations owing under any Guaranteed Cash Management Agreement to a Cash Management Bank.
          “Fixed Charge Coverage Ratio” means at any date the ratio of (i) (A) Consolidated EBITDA for the most recently completed Measurement Period less (B) Consolidated Capital Expenditures (excluding expenditures made in respect of Permitted Acquisitions) for the most recently completed Measurement Period less (C) Consolidated Cash Taxes for the most recently completed Measurement Period to (ii) Consolidated Fixed Charges for the most recently completed Measurement Period.
          “FMSA” means the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), as amended from time to time.
          “Foreign Borrowers” means, collectively, ABBV, ABFBV, LTHBV and includes, if and when added, the U.K. Foreign Borrower and the Additional Foreign Borrower, as applicable, or each or any of them, as the context may require.
          “Foreign Borrowers Sublimit” means an amount equal to $250,000,000. The Foreign Borrowers Sublimit is a part of, and not in addition to, the Revolving Credit Facility.
          “Foreign Cash Equivalents” means (i) any Investment in certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof; provided in each case that such Investment matures within one year from the date of acquisition thereof by a Foreign Subsidiary of the U.S. Borrower and (ii) other Investments of the types set forth on Schedule 1.01C.
          “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the applicable Borrower is a resident for tax purposes (including such a Lender when acting in the capacity of a L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Plan” has the meaning specified in Section 5.12(d).
          “Foreign Subsidiary” means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person. Unless otherwise specified, all references herein to a “Foreign Subsidiary” or to “Foreign Subsidiaries” shall refer to each direct or indirect Foreign Subsidiary or Foreign Subsidiaries of the U.S. Borrower.
          “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than

Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
          “Funded Indebtedness” means, with respect to any Person and its Subsidiaries on a consolidated basis at any date, (1) all Indebtedness of such Person of the types referred to in clauses (i), (ii), (iii), (iv), (v), (vii)(A) (but only to the extent in respect of letters of credit and bankers’ acceptances to the extent drawn and not yet reimbursed), (vii)(B), (viii) and (x) of the definition of “Indebtedness” in this Section 1.01, (2) all Guarantees of such Person and its Subsidiaries with respect to Indebtedness of others of the type referred to in clause (1) above, (3) all Indebtedness of the type referred to in clause (1) above of any other Person (including any Partnership in which such Person or any of its Subsidiaries is a general partner and any unincorporated joint venture in which such Person or any of its Subsidiaries is a joint venturer) to the extent such Person would be liable therefor under any applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor and (4) all Preferred Stock of any Subsidiary of the U.S. Borrower held by any Person other than the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower (valued at the higher of its voluntary or involuntary liquidation value).
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Group Company” means any of the U.S. Borrower or its Subsidiaries (regardless of whether or not consolidated with the U.S. Borrower for purposes of GAAP), and “Group Companies” means all of them, collectively.
          “Guarantee” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing, intended to guarantee, or having the economic effect of guaranteeing, any Indebtedness or other monetary obligation of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other monetary obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness or other monetary obligation of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or monetary obligation against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness or other obligation in respect of which such Guarantee is made.
          “Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
          “Guaranteed Hedge Agreement” means any interest rate and/or foreign exchange Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.
          “Guarantors” shall mean and include, collectively, the U.S. Borrower and all Subsidiary Guarantors.
          “Guaranty” means, collectively, (i) the Amended and Restated Guaranty made by the Guarantors in favor of the Senior Credit Parties, substantially in the form of Exhibit F, (ii) the U.K. Foreign Borrower Accession Agreement, (iii) the Additional Foreign Borrower Accession Agreement and (iv) each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of a similar nature regulated pursuant to any Environmental Law.
          “Hedge Bank” means (i) any Person that, at the time it enters into Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract and (ii) any other Lender which the U.S. Borrower shall have designated on the Original Closing Date on Schedule 1.01D.
          “Immaterial Subsidiary” means, as of any date of determination, any Foreign Subsidiary of the U.S. Borrower that as of such time has (i) Consolidated Total Assets with a book value of $1,000,000 or less and (ii) consolidated revenues of $1,000,000 or less for the most recently ended period of four consecutive fiscal quarters.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (except as otherwise specified):
          (i) all obligations of such Person for borrowed money;
          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

          (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the ordinary course of business and due within six months of the incurrence thereof);
          (v) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations, Sale/Leaseback Transactions, Synthetic Lease Obligations and other Synthetic Debt (to the extent accounted for as indebtedness for tax reporting purposes);
          (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property;
          (vii) without duplication, all (A) obligations, contingent or otherwise, of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance, bank guaranty or similar instrument and (B) all non-contingent obligations (and, for purposes of Section 7.02 and Section 8.01(e)(i), all contingent obligations) of such Person to reimburse any Person in respect of amounts paid or payable under a performance, payment, stay, customs, appeal or surety bond, performance and completion guaranty or similar instrument;
          (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person to the extent of the lesser of the amount of such obligation or the value of such property;
          (ix) all Guarantees of such Person in respect of Indebtedness of another Person;
          (x) all Debt Equivalents of such Person;
          (xi) for all purposes hereunder other than for purposes of calculating compliance with Section 7.11, all Swap Obligations of such Person (determined at their then respective Swap Termination Values);
          (xii) the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefor; and
          (xiii) the amount of all Permitted Securitizations of such Person;
provided that (i) Indebtedness shall not include (A) deferred compensation arrangements, (B) earn-out obligations until matured or earned under GAAP or (C) non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of any Limited Recourse Indebtedness of any Person shall be equal to the lesser of (A) the aggregate principal amount of such Limited Recourse Indebtedness for which such Person provides credit support of any kind (including any undertaking agreement or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise or is the lender and (B) the fair market value of any assets securing such Indebtedness or to which such Indebtedness is otherwise recourse.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitees” has the meaning specified in Section 10.04(b).
          “Information” has the meaning specified in Section 10.07.
          “Insurance Proceeds” means all insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), damages, awards, claims and rights of action with respect to any Casualty.
          “Interest Payment Date” means, (i) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (ii) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
          “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Appropriate Lenders; provided that:
          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
          (iii) no Interest Period in excess of one month may be selected at any time when a Default or an Event of Default is then in existence; and
          (iv) no Interest Period shall extend beyond the Maturity Date.
          “Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise and in one transaction or a series of transactions) of assets, Equity Interests, Equity Equivalents, Debt Equivalents, Indebtedness or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guarantee of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or any release, cancellation, compromise or forgiveness in whole or in part of any Indebtedness owing by such Person. Any determination of the amount of any Investment shall include all cash and noncash consideration

(including the fair market value at the time of issuance of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the U.S. Borrower and its Subsidiaries in connection with such Investment, without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment; provided, that any “Consolidated Capital Expenditure” shall not constitute an “Investment” hereunder.
          “IP Rights” has the meaning specified in Section 5.17.
          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
          “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the U.S. Borrower (or any Subsidiary) in favor of the L/C Issuer and relating to such Letter of Credit.
          “Joint Lead Arrangers” means, collectively, Banc of America Securities LLC, DnB Nor Bank ASA and J.P. Morgan Securities Inc., each in their capacity as joint lead arranger and joint book manager.
          “Joint Venture” means (i) any Person which would constitute an “equity method investee” of the U.S. Borrower or any of its Subsidiaries, (ii) any other Person designated by the U.S. Borrower in writing to the Administrative Agent (which designation shall be irrevocable) as a “Joint Venture” for purposes of this Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by U.S. Borrower or any of its Subsidiaries and (iii) any Person in whom the U.S. Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
          “Judgment Currency” has the meaning specified in Section 10.19.
          “Judgment Currency Conversion Rate” has the meaning specified in Section 10.19.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, approvals, certificates, notifications, registrations, exemptions, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
          “L/C Advance” means a Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
          “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

          “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
          “L/C Issuer” means (i) Bank of America, in its capacity as issuer of Letters of Credit under Section 2.03(b) and its successor or successors in such capacity, (ii) each Lender listed on Schedule 2.03 as the issuer of an Existing Letter of Credit and (iii) any other Lender which the U.S. Borrower shall have designated as an “L/C Issuer” by notice to the Administrative Agent.
          “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
          “Left Lead Arranger” means Banc of America Securities LLC, in its capacity as joint lead arranger and joint book manager.
          “Leaseholds” means with respect to any Person all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
          “Lender” means each bank or other lending institution listed on Schedule 2.01 and each Person that becomes a “Lender” after the date hereof by executing an Assignment and Assumption, and shall include, as the context may require, each L/C Issuer and/or the Swing Line Lender in such capacity, and each Additional Lender (if any).
          “Lending Office” means (i) with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the U.S. Borrower as the office by which its Loans of such Type are to be made and maintained and (ii) with respect to any L/C Issuer and for each Letter of Credit, the “Lending Office” of such L/C Issuer (or of an Affiliate of such L/C Issuer) designated on the signature pages hereto or such other office of such L/C Issuer (or of an Affiliate of such L/C Issuer) as such L/C Issuer may from time to time specify to the Administrative Agent and the U.S. Borrower as the office by which its Letters of Credit are to be issued and maintained.
          “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.
          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
          “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
          “Letter of Credit Fee” has the meaning specified in Section 2.03(i).

          “Letter of Credit Sublimit” means an amount equal to the lesser of (i) $100,000,000 and (ii) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
          “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security interest, or preferential arrangement in the nature of a security interest or arising by virtue of a right of subrogation, contribution, reimbursement of similar right, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Limited Recourse Indebtedness” means with respect to any Person, Indebtedness to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
          “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.
          “Loan Documents” means, collectively, this Agreement, any Additional Commitment Amendment, the Notes, the Guaranty, the U.K. Foreign Borrower Accession Agreement, the Additional Foreign Borrower Accession Agreement, each Accession Agreement, the Fee Letter, each Issuer Document and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15.
          “Loan Party” means each Borrower and each Guarantor, and “Loan Parties” means all of the foregoing.
          “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “LTHBV” means Life Technologies Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, address at Hoogeveenenweg 100, 2913 LV, Nieuwerkerk a/d IJssel and which is registered with the Chamber of Commerce of Rotterdam under registration number 20063794.
          “Mandatory Cost” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.01A.
          “Margin Stock” means “margin stock” as such term is defined in Regulation U.
          “Material Adverse Effect” means (i) any material adverse effect upon the operations, business, properties or financial condition of the U.S. Borrower and its Consolidated Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Loan Parties to perform any of their material obligations under the Loan Documents or (iii) a material impairment of the rights and remedies of the Lenders under any Loan Document.

          “Maturity Date” means November 21, 2013; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
          “Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the U.S. Borrower.
          “Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.
          “Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.
          “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the U.S. Borrower and the Administrative Agent may select.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the U.S. Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the U.S. Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
          “Non-Consenting Lenders” means, collectively, each Existing Lender (as recorded in the Existing Credit Agreement Register as of May 4, 2010), if any, that has not delivered either (i) an Assignment and Assumption (or other documentation requested by the Administrative Agent), appropriately completed, or (ii) a counterpart signature page to this Agreement, in either case prior to 5:00 p.m. (EST) on May 27, 2010.
          “Non-Continuing Lenders” means, collectively, each Existing Lender (as recorded in the Existing Credit Agreement Register as of May 4, 2010) that has delivered an Assignment and Assumption (or other documentation requested by the Administrative Agent), appropriately completed, on or prior to the Amendment and Restatement Effective Date.
          “Note” means a promissory note made by the applicable Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit B.
          “NPL” means the National Priorities List under CERCLA.
          “Obligation Currency” has the meaning specified in Section 10.19.
          “Offering Materials” means, collectively, the written materials prepared in April and May 2010 by the Joint Lead Arrangers and the U.S. Borrower, and used by the Joint Lead Arrangers in connection with the syndication of the Revolving Credit Commitments prior to the Closing Date.
          “Organization Documents” means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Original Closing Date” means November 21, 2008 (being the date the Existing Credit Agreement became effective in accordance with Section 10.10 thereof).
          “Other Taxes” means all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Outstanding Amount” means (i) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the U.S. Borrower of Unreimbursed Amounts.
          “Participant” has the meaning specified in Section 10.06(d).
          “Participating Member State” means each state as described in any EMU Legislation.
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Act” means the Pension Protection Act of 2006.
          “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
          “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the U.S. Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
          “Permitted Acquisition” has the meaning set forth in Section 7.03(viii).
          “Permitted Encumbrances” means, with respect to each fee-owned or leasehold real property of any Group Company (or similar property interests under local law), those liens, encumbrances and other matters affecting title, zoning, building codes, land use and other similar Laws and municipal ordinances and other similar items, which in any such case, do not impair, in any material respect, the use or ownership of such property for its intended purpose, in the ordinary course of business.

          “Permitted Joint Venture” means a Joint Venture, in the form of a corporation, limited liability company, business trust, joint venture, association, company or partnership, entered into by the U.S. Borrower or any of its Subsidiaries which (i) is engaged in a line of business related to those engaged in by the U.S. Borrower and its Subsidiaries and (ii) is formed or organized in a manner that limits the exposure of the U.S. Borrower and its Subsidiaries for the liabilities thereof to (A) the Investments of the U.S. Borrower and its Subsidiaries therein permitted under Section 7.03(xvi) and (B) any Indebtedness of any Permitted Joint Venture or any Guarantee by the U.S. Borrower or any of its Subsidiaries in respect of such Indebtedness, which Indebtedness or Guarantee are permitted at the time under Section 7.02.
          “Permitted Liens” means those Liens permitted by Section 7.01.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any accrued and unpaid interest thereon and by an amount equal to any premiums, penalties or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.02, (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) the non-economic terms and conditions of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the obligors thereon or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (iv) such modification, refinancing, refunding, renewal or extension is only incurred by one or more Persons who are obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended and such new or additional obligors as are or become Loan Parties in accordance with Section 6.12 and (v) at the time thereof, no Default shall have occurred and be continuing. In addition, in the case of the Existing Convertible Securities or Debt Securities or any Permitted Refinancing Indebtedness in respect of either thereof, any Permitted Refinancing may also (A) occur if, at the time thereof, no Default shall have occurred and be continuing and (B) be in the form of Indebtedness (i) of which the obligor is the U.S. Borrower, (ii) the principal amount of which does not exceed the principal amount of the Existing Convertible Securities or Debt Securities (or any Permitted Refinancing Indebtedness in respect of either thereof) so modified, refinanced, refunded, renewed or extended, except by an amount equal to any accrued and unpaid interest thereon and by an amount equal to any premiums, penalties or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith, (iii) with a maturity date not earlier than the date which is six months following the Maturity Date, (iv) which requires no regular scheduled payments of principal prior to the date which is six months following the Maturity Date, (v) which is not callable by the holders thereof, or otherwise redeemable by the U.S. Borrower, prior to the date which is six months following the Maturity Date, (vi) which is unsecured, (vii) which is not guaranteed by any Subsidiary of the U.S. Borrower, unless after giving effect to any such Permitted Refinancing Indebtedness, the U.S. Borrower’s Debt Rating is equal to or greater than its Debt Rating in effect on the Closing Date and (viii) if such Indebtedness is non-convertible Indebtedness, (x) the non-economic terms and conditions thereof shall be customary market terms and conditions for such Indebtedness at the time of such modification, refinancing, refunding, renewal or extension and (y) such Indebtedness shall have no additional or more restrictive covenants, defaults, required prepayment or similar terms or provisions more restrictive on the U.S. Borrower and its Consolidated Subsidiaries, or less favorable to the interests of the Lenders, than those contained herein.

          “Permitted Securitization” shall mean any transaction or series of transactions by the U.S. Borrower or any of its Subsidiaries pursuant to which such Group Company may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) accounts receivables or interests therein and all contracts and related rights or other documentation in respect of such receivables to an unaffiliated Person, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such receivables and related rights or documentation, provided that (i) any such transactions shall provide for recourse to the U.S. Borrower or any of its Subsidiaries only in respect of the cash flows in respect of such receivables and related rights or documentation and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions and (ii) the aggregate amount of all such transactions constituting “Permitted Securitizations” shall not exceed $200,000,000 at any time outstanding (it being understood that the “amount” of any Permitted Securitization for purposes of calculating the $200,000,000 limitation shall be deemed at any time to be (A) the aggregate principal, or stated amount, of the Indebtedness, fractional undivided interests (being the “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (B) in the case of any Permitted Securitization in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of the subject receivables less the amount of collections received by the seller in respect of such receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest).
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the U.S. Borrower or any ERISA Affiliate or any such Plan to which the U.S. Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
          “Platform” has the meaning specified in Section 6.02.
          “PMP” means a professional market party (professionele marktpartij) as defined in the FMSA.
          “Pre-Commitment Information” means, taken as an entirety, (i) information with respect to the U.S. Borrower and its Subsidiaries contained in the Offering Materials and (ii) any other information in respect of the U.S. Borrower or any of its Subsidiaries provided to any Agent or Lender by or on behalf of the U.S. Borrower prior to the Closing Date.
          “Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.
          “Pro-Forma Basis” and “Pro-Forma Compliance” means, for purposes of calculating compliance with each of the financial covenants set forth in Section 7.11 in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (i) income statement items attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness and (iii) any Indebtedness incurred or assumed by any Group Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro-forma adjustments may be applied to the financial covenants set forth in Section 7.11 to the extent that such adjustments are consistent with the definition of Consolidated EBITDA.
          “Public Lender” has the meaning specified in Section 6.02.
          “Purchase Money Indebtedness” means Indebtedness of the U.S. Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the U.S. Borrower or such Subsidiary; provided that such Indebtedness is incurred within 90 days after such property is acquired or, in the case of improvements, constructed.
          “Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
          “Register” has the meaning specified in Section 10.06(c).
          “Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
          “Request for Credit Extension” means (i) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (ii) with respect to an L/C Credit Extension, a Letter of Credit Application and (iii) with respect to a Swing Line Loan, a Swing Line Loan Notice.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (i) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (ii) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party (including, in respect of any Foreign Borrower, any one or more managing directors or other officers with executive or treasury authority) and any other officer of the applicable Loan Party so designated at any time by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
          “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
          “Revolving Availability Period” means the period from and including the Closing Date to the earliest of (i) the Revolving Termination Date, (ii) the date of the termination of the Revolving Credit Commitment pursuant to Section 2.06 and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
          “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).
          “Revolving Credit Commitment” means, as to each Lender, its obligation to (i) make Revolving Credit Loans to the applicable Borrower pursuant to Section 2.01(a), (ii) purchase participations in L/C Obligations and (iii) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14). The Revolving Credit Commitment as of the Closing Date is $500,000,000.
          “Revolving Credit Commitment Increase” has the meaning set forth in Section 2.14(a).
          “Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(h).
          “Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time (including, for the avoidance of doubt, any Additional Revolving Credit Commitments).
          “Revolving Credit Loan” has the meaning specified in Section 2.01(a).

          “Revolving Termination Date” means November 21, 2013 (being, for the avoidance of doubt, the fifth anniversary of the Original Closing Date; or if such day is not a Business Day, the next preceding Business Day).
          “Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the U.S. Borrower or any of its Subsidiaries of any property, whether owned by the U.S. Borrower or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the U.S. Borrower or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.
          “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
          “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and any successor thereto.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Parties” has the meaning specified in the Existing Credit Agreement.
          “Security Documents” has the meaning specified in the Existing Credit Agreement.
          “Senior Credit Obligations” means, with respect to each Loan Party, without duplication:
          (i) in the case of the Borrowers, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to any one or more of the Borrowers, whether or not allowed or allowable as a claim in any such proceeding) on any Loan or L/C Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document;
          (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;
          (iii) all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent in respect of actions taken to release and terminate Liens and security interests previously granted under the Security Documents and other actions reasonably incidental thereto;
          (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) or under any other similar provision of any other Loan Document; and

          (v) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to any one or more of the Borrowers or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of any one or more of the Borrowers or such Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
          “Senior Credit Party” means each Lender, each L/C Issuer, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Collateral Agent and each Indemnitee and their respective successors and assigns, and “Senior Credit Parties” means any two or more of them, collectively.
          “Share Repurchases” means purchases by the U.S. Borrower of common stock of the U.S. Borrower pursuant to one or more share repurchase plans announced by the board of directors of the U.S. Borrower from time to time.
          “Social Security Act” means the Social Security Act of 1965.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
          “Specified Transaction” means any Revolving Credit Commitment Increase, closing condition, Investment, incurrence of Indebtedness or Sale/Leaseback Transaction in respect of which compliance with the financial covenants set forth in Section 7.11 is by the terms of this Agreement required to be calculated on a Pro-Forma Basis.
          “Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
          “Sterling” means the lawful currency of the United Kingdom.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to each direct or indirect Subsidiary or Subsidiaries of the U.S. Borrower.
          “Subsidiary Guarantors” means, collectively, all Domestic Subsidiaries of the U.S. Borrower.
          “Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.
          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
          “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
          “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

          “Swing Line Loan” has the meaning specified in Section 2.04(a).
          “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit A-2.
          “Swing Line Sublimit” means an amount equal to the lesser of (i) $50,000,000 and (ii) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
          “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
          “Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale/Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
          “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Threshold Amount” means $100,000,000.
          “Total Leverage Ratio” means, at any date, the ratio of (i) Consolidated Funded Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries as of such date to (ii) Consolidated EBITDA of the U.S. Borrower and its Consolidated Subsidiaries for the most recently completed Measurement Period.
          “Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
          “Transactions” has the meaning specified in the Existing Credit Agreement.
          “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and the currency of such Loan.
          “UCC” means the Uniform Commercial Code as in effect from time to time in a relevant jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

          “U.K. Foreign Borrower” means the wholly-owned Subsidiary of the U.S. Borrower organized under the laws of England and Wales or the laws of Scotland (as appropriate) and designated by the U.S. Borrower to be added as a Foreign Borrower (i) by means of the execution and delivery of the U.K. Foreign Borrower Accession Agreement and (ii) into which, concurrently with such designation, execution and delivery, one or more of the then-existing Foreign Borrowers is merged or sold.
          “U.K. Foreign Borrower Accession Agreement” shall mean the U.K. Borrower Accession Agreement substantially in the form of Exhibit I (appropriately completed), executed and delivered by the then-existing Borrowers, the U.K. Foreign Borrower, the Subsidiary Guarantors and the Administrative Agent.
          “Unfunded Pension Liability” means (i) with respect to Pension Plans, the excess of the present value of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code (or any corresponding successor provision) for the applicable plan year and (ii) with respect to Foreign Plans, the excess of the present value of all nonforfeitable benefits of a Foreign Plan over the current value of the Foreign Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using the most recent actuarial assumptions and methods being used by the Foreign Plan’s actuaries for financial reporting under applicable accounting and reporting standards.
          “United States” and “US” mean the United States of America.
          “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
          “U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.
          “U.S. Borrower” means Life Technologies Corporation, a Delaware corporation.
          “U.S. Borrower Audited Financial Statements” means the audited consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the U.S. Borrower and its Consolidated Subsidiaries, including the notes thereto.
          “Voting Securities” means Equity Interests of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
          “Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

          “Wholly-Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person.
          “Yen” means the lawful currency of Japan.
          Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through means “to and including.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          (d) References to a “Person and its Subsidiaries” or to a “Person or any Subsidiary” (or words of similar import) means to the U.S. Borrower and its Subsidiaries, unless otherwise specified.
          Section 1.03 Accounting Terms and Determinations.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the U.S. Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the U.S. Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the U.S. Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          (c) Computation of Certain Financial Covenants. Unless otherwise specified herein, all defined financial terms (and all other definitions used to determine such terms) shall be determined and computed in respect of the U.S. Borrower and its Consolidated Subsidiaries.
          Section 1.04 Rounding. Any financial ratios required to be maintained by the U.S. Borrower and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
          Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
          Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
          Section 1.07 Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to the applicable Borrower pursuant to Article II on the same date, all of which Loans are of the same Class, Type and currency (subject to Article III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type”. The “Class” of a Loan (or of a Revolving Credit Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Revolving Credit Loan denominated in Dollars or an Alternative Currency. The “Type” of a Loan refers to whether such Loan is a Eurocurrency Rate Loan (whether such Loan is denominated in Dollars or Alternative Currency) or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Revolving Credit Eurocurrency Rate Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Revolving Credit Loan and a Eurocurrency Rate Loan denominated in Dollars) or that such Borrowing is comprised of such Loans.
          Section 1.08 Currency Equivalents Generally. For purposes of this Agreement (other than in Articles II and IX) and the other Loan Documents, any amount specified to be in Dollars shall also include the Dollar Equivalent of such amount in any currency other than Dollars.

          Section 1.09 Redenomination of Certain Foreign Currencies into Euros.
          (a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the EMU that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the European interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
          (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without limiting the liability of any Borrower for any amount due under this Agreement or any other Loan Document, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the EMU that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such reasonably comparable and convenient amounts (or integral multiples hereof) in the Euro as the Administrative Agency may specify in consultation with the U.S. Borrower.
          (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the EMU and any relevant market conventions or practices relating to the Euro in consultation with the U.S. Borrower.
          Section 1.10 Additional Alternative Currencies.
          (a) The U.S. Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
          (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

          (c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the U.S. Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the U.S. Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the U.S. Borrower.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
          Section 2.01 The Loans.
          (a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”): (i) to the U.S. Borrower in Dollars and/or (ii) to one or more Foreign Borrowers in Dollars or one or more Alternative Currencies; in each case in clause (i) and (ii), from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus the aggregate amount of such Lender’s Applicable Percentage of the Outstanding Amount of all (1) L/C Obligations and (2) Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment, (C) the Total Revolving Credit Outstandings denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (D) the Total Revolving Credit Outstandings advanced in the aggregate to the Foreign Borrowers shall not exceed the Foreign Borrowers Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Base Rate Loans shall be available only in Dollars and shall not be made to the U.K. Foreign Borrower. Each Lender may, at its option, make any Loan available to any Foreign Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of such Foreign Borrower to repay such Loan in accordance with the terms of this Agreement.
          Section 2.02 Borrowings, Conversions and Continuations of Loans.
          (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Revolving Credit Borrowing denominated in an Alternative Currency or continuation of Revolving Credit Loans that are Eurocurrency Rate Loans denominated in Alternative Currencies, and

(iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (1) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (2) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (2) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the applicable Borrower, (ii) whether such Borrower is requesting a Revolving Credit Borrowing in Dollars or an Alternative Currency, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed, continued or converted. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If a Borrower fails to specify a currency for a Revolving Credit Borrowing, it will be deemed to have specified Dollars. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Revolving Credit Loans so requested, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is a Credit Extension on the Closing Date,

Section 4.01), or Section 2.14(f), as applicable, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by such Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
          (d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify each Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than fifteen Interest Periods in effect, unless otherwise agreed between the U.S. Borrower and the Administrative Agent.
          Section 2.03 Letters of Credit.
          (a) The Letter of Credit Commitment
          (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the U.S. Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the U.S. Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate Outstanding Amount of all Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Each request by the U.S.

Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the U.S. Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the U.S. Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
          (ii) No L/C Issuer shall issue any Letter of Credit if:
          (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
          (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
          (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
          (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
          (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
          (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
          (D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or
          (E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the U.S. Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C

Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
          (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the U.S. Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion; including four Business Days prior to the proposed issuance date for Letters of Credit denominated in any Alternative Currency, and five Business Days prior to the proposed issuance date for Letters of Credit denominated in any Special Notice Currency) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the U.S. Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the U.S. Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the U.S. Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
          (iii) If the U.S. Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the U.S. Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not be required to permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the U.S. Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the U.S. Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations.
          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the U.S. Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the U.S. Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in

Dollars, the U.S. Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the U.S. Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the U.S. Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the U.S. Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing an in the applicable currency. If the U.S. Borrower fails to so reimburse the L/C Issuer by such time, the L/C Issuer shall notify the Administrative Agent who shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the U.S. Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
          (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the U.S. Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
          (iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
          (v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the U.S. Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the U.S. Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
          (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
          (i) At any time after a L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the U.S. Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.
          (e) Obligations Absolute. The obligation of the U.S. Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute,

unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the U.S. Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
          (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the U.S. Borrower or any Subsidiary or in the relevant currency markets generally; or
          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or any of its Subsidiaries.
          The U.S. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the U.S. Borrower’s instructions or other irregularity, the U.S. Borrower will promptly notify the L/C Issuer. The U.S. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
          (f) Role of L/C Issuer. Each Lender and the U.S. Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or

Issuer Document. The U.S. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the U.S. Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the U.S. Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the U.S. Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the U.S. Borrower which the U.S. Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) [Reserved].
          (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the U.S. Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
          (i) Letter of Credit Fees. The U.S. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent as of the applicable Revaluation Date of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
          (j) Fronting Fee and Documentary and Processing Charges to L/C Issuer. The U.S. Borrower shall also pay directly to each L/C Issuer for its own account a fronting fee equal to 0.125% of the amount of such Letter of Credit, payable upon the issuance thereof. In addition, the U.S. Borrower shall pay directly to the L/C Issuer for its own account the reasonable and customary issuance, presentation, amendment and other processing fees, and other reasonable and standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the U.S. Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The U.S. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the U.S. Borrower, and that the U.S. Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
          Section 2.04 Swing Line Loans.
          (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars to the U.S. Borrower (each such loan, a “Swing Line Loan”) from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the U.S. Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the U.S. Borrower.
          (c) Refinancing of Swing Line Loans.
          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent)

with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
          (iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02
          (d) Repayment of Participations.
          (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.
          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the U.S. Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
          (f) Payments Directly to Swing Line Lender. The U.S. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
          (g) Defaulting Lender. Notwithstanding anything to the contrary contained in this Section 2.04, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when any Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements satisfactory to it to eliminate the Swing Line Lender’s risk with respect to any such Defaulting Lender’s refinancing obligations hereunder, including by cash collateralizing such Defaulting Lender’s Applicable Percentage of the outstanding Swing Line Loans.

          Section 2.05 Prepayments.
          (a) Optional.
          (i) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loan, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the applicable Borrower, (ii) the date and amount of such prepayment, (iii) the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans and (iv) in the case of a prepayment of Loans in Dollars, the Class of the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Revolving Credit Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice is given in connection with a refinancing of all Senior Credit Obligations (other than contingent indemnification obligations), such notice may be conditional on the effectiveness of the replacement credit agreement or other similar document and may be revoked by the applicable Borrower if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
          (ii) The U.S. Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
          (b) Mandatory.
          (i) Excess Alternative Currency Amount Outstandings. If the Administrative Agent notifies the U.S. Borrower at any time that the Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the U.S. Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount (and after payment in full of such Loans, Cash Collateralize Letters of Credit) as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect until such time as such Outstanding Amount does not exceed the Alternative Currency Sublimit.

          Any prepayment of a Eurocurrency Rate Loan pursuant to this Section 2.05(b) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
          Section 2.06 Termination or Reduction of Commitments.
          (a) Optional. The U.S. Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the U.S. Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit; provided that any notice so given to the Administrative Agent in connection with a refinancing of all Senior Credit Obligations (other than contingent indemnification obligations) may be conditional on the effectiveness of the replacement credit agreement or other similar document and may be revoked by the U.S. Borrower if such condition is not satisfied.
          (b) Mandatory.
          (i) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
          (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
          Section 2.07 Repayment of Loans.
          (a) Revolving Credit Loans. On the Maturity Date, each applicable Borrower shall repay to the Lenders the aggregate principal amount of all Revolving Credit Loans outstanding in favor of such Borrower on such date.
          (b) Swing Line Loans. The U.S. Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

          Section 2.08 Interest.
          (a) Stated Interest. Subject to the provisions of Section 2.08(b): (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.
          (b) Default Interest.
          (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (ii) If any amount (other than principal of any Loan) payable by the applicable Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iii) While any Event of Default exists under Section 8.01(a) relating to the non-payment of principal hereunder when due, or if any other Event of Default exists and the Required Lenders request, the applicable Borrower shall pay interest on the principal amount of all outstanding Senior Credit Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Payments of Interest. Interest on each Loan shall be due and payable by the applicable Borrower in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
          Section 2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):
          (a) Commitment Fee. The U.S. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
          (b) Other Fees.
          (i) The U.S. Borrower shall pay to the Left Lead Arranger and the Administrative Agent for their own respective accounts fees in Dollars in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          (ii) The U.S. Borrower shall pay to each (i) Non-Continuing Lender a fee equal to 0.15% of the aggregate amount of Revolving Loans and Revolving Credit Commitments (without duplication, and as each is defined in the Existing Credit Agreement) held by each such Non-Continuing Lender immediately prior to the assignment thereof pursuant to or in accordance with Section 10.20(a) and (ii) Lender a fee equal to (A) 0.15% of the amount of Revolving Credit Commitments hereunder held by such Lender less (B) the amount of any fee paid to such Lender in accordance with the foregoing clause (i), in each case in Dollars on the Closing Date, and such other fees to the Lenders as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (b) If, as a result of any restatement of or other adjustment to the financial statements of any Group Company or for any other reason, the U.S. Borrower or the Lenders determine that (i) the Total Leverage Ratio of the U.S. Borrower and its Subsidiaries as calculated by the U.S. Borrower as of any applicable date was inaccurate and (ii) a proper calculation of such Total Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, within five Business Days following demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the U.S. Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.

The applicable Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Senior Credit Obligations hereunder.
          (c) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or free rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
          Section 2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
          Section 2.12 Payments Generally; Administrative Agent’s Clawback.
          (a) General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided for herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 P.M. on the date specified herein. Except as otherwise expressly provided herein, all payments by each Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each

Lender its Applicable Percentage in respect of the Revolving Credit Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (b) Funding and Payments; Presumptions.
          (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
          Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Senior Credit Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Senior Credit Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Senior Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Senior Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) Senior Credit Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Senior Credit Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Senior Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Senior Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Senior Credit Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Participation Interests in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
          Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
          Section 2.14 Additional Revolving Credit Commitments.
          (a) Requests for Additional Revolving Credit Commitments. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the U.S. Borrower may on up to three different occasions, in accordance with Section 2.14(c), request an increase in the aggregate amount of the Revolving Credit Commitments (each such increase, an “Additional Revolving Credit Commitment); provided that (x) after giving effect to any such increases, the aggregate amount of all Additional Revolving Credit Commitments that have been added pursuant to this Section 2.14 shall not exceed $250,000,000, and (y) any such increase shall be in an aggregate amount of not less than $50,000,000 or any whole multiple of $10,000,000 in excess thereof). Any Additional Revolving Credit Commitments shall be made by increasing the aggregate existing Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase”) with the same terms as the then-existing Revolving Credit Commitments, except as relates to pricing, as specified in the Additional Commitment Amendment.
          (b) Ranking. The Additional Revolving Credit Commitment shall be treated the same as (and in any event no more favorably than) the outstanding Revolving Credit Commitments.
          (c) Notices; Lender Elections. Each notice from the U.S. Borrower pursuant to this Section 2.14: (i) may be given at any time during the period from the Closing Date to the date which is one year prior to the Maturity Date and (ii) shall set forth the requested amount and proposed terms of the Additional Revolving Credit Commitment. At the time of the sending of such notice, the U.S. Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Revolving Credit Commitment Increases may be provided, by any existing Lender or by any other bank or investing entity (any such bank or other financial institution, an “Additional Lender”), in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent, and provided that the

Administrative Agent, the L/C Issuer and the Swing Line Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s, as the case may be, providing such Revolving Credit Commitment Increase. No Lender shall be obligated to provide any Revolving Credit Commitment Increase, unless it so agrees. Each Lender shall notify the Administrative Agent within the specified time period whether or not it agrees to provide a Revolving Credit Commitment Increase and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Revolving Credit Facility held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide a Revolving Credit Commitment Increase. The Administrative Agent shall notify the U.S. Borrower and each Lender of the Lenders’ responses to each request made hereunder.
          (d) Additional Commitment Amendment. Commitments in respect of any Revolving Credit Commitment Increases shall become Revolving Credit Commitment (or in the case of any Revolving Credit Commitment Increase to be provided by an existing Lender, an increase in such Lender’s Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Additional Commitment Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each Borrower, each Lender agreeing to provide such Revolving Credit Commitments, if any, each Additional Lender, if any, the Administrative Agent, the L/C Issuer and the Swing Line Lender. An Additional Commitment Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14.
          (e) Effective Date and Allocations. If any Revolving Credit Commitment Increases are added in accordance with this Section 2.14, the Administrative Agent and the U.S. Borrower shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the final allocation of such addition and the Additional Commitments Effective Date.
          (f) Conditions to Effectiveness of Increase. The effectiveness of any Additional Commitment Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Additional Lenders, if any, be subject to the satisfaction on the date thereof (each, an “Additional Commitments Closing Date”) of each of the following conditions:
          (i) the Administrative Agent shall have received on or prior to the Additional Commitments Closing Date each of the following, each dated the applicable Additional Commitments Closing Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Additional Commitment Amendment; (B) certified copies of resolutions of the Board of Directors of each Borrower and Subsidiary Guarantor approving the execution, delivery and performance of the Additional Commitment Amendment; and (C) favorable opinions of counsel for the U.S. Borrower, the Foreign Borrowers and Subsidiary Guarantors dated the Additional Commitments Closing Date, to the extent requested by the Administrative Agent addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;
          (ii) (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Additional Commitment Amendment and the additional Credit Extensions provided thereby (it being understood that all references to “the obligation of any Lender to make a Loan on the occasion of any Borrowing” shall be deemed to refer to the effectiveness of the Additional Commitment Amendment on the Additional

Commitments Closing Date), (B) such increase shall be made on the terms and conditions provided for above and (C) the U.S. Borrower shall be in compliance with Sections 7.11(a) and (b) on and as of the Additional Commitments Closing Date for the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 6.01(a) or (b) on a Pro-Forma Basis both before and after giving effect to such Additional Commitment Amendment and the Additional Extensions of Credit provided thereby; and
          (iii) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Additional Commitment Amendment on the related Additional Commitments Closing Date), as applicable, all fees and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Additional Commitments Closing Date.
          (g) Effect of Additional Commitment Amendment. On each Additional Commitments Effective Date, (i) each Lender or Eligible Assignee which is providing an Additional Revolving Credit Commitment (A) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (B) shall have an Additional Revolving Credit Commitment which shall become “Revolving Credit Commitments” hereunder and (ii) all Additional Revolving Credit Commitments shall constitute part of the Revolving Credit Facility.
          (h) Revolving Credit Commitment Increases. Upon each Revolving Credit Commitment Increase pursuant to this Section 2.14, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each existing Lender, if any, and each Additional Lender, if any, in each case providing a portion of such Revolving Credit Commitment Increase (each a “Revolving Credit Commitment Increase Lender”), and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s Participation Interests hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such Revolving Credit Commitment Increase and each such deemed assignment and assumption of Participation Interests, the percentage of the aggregate outstanding (A) Participation Interests hereunder in Letters of Credit and (B) Participation Interests hereunder in Swingline Loans, in each case, held by each Lender (including each such Revolving Credit Commitment Increase Lender) will equal such Lender’s Revolving Credit Commitment Percentage and (ii) if, on the date of such Revolving Credit Commitment Increase, there are any Revolving Credit Loans outstanding, the Administrative Agent shall take those steps which it deems, in its sole discretion and in consultation with the U.S. Borrower, necessary and appropriate to result in each Lender (including each Revolving Credit Commitment Increase Lender) having a pro rata share of the outstanding Revolving Credit Loans based on each such Lender’s Revolving Credit Commitment Percentage immediately after giving effect to such Revolving Credit Commitment Increase, provided that any prepayment made in connection with the taking of any such steps shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any transaction that may be effected pursuant to the immediately preceding sentence.
          (i) Conflicting Provisions. This Section 2.14 shall supersede any provision of Section 2.13 or Section 10.01 to the contrary.

          Section 2.15 Cash Collateral.
          (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the U.S. Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the U.S. Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
          (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The U.S. Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the U.S. Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
          (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
          (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
          Section 2.16 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

          (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
          (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the U.S. Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the U.S. Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the U.S. Borrower as a result of any judgment of a court of competent jurisdiction obtained by the U.S. Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
          (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the U.S. Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).
          (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Applicable Percentage of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (x) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.
          (b) Defaulting Lender Cure. If the U.S. Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the U.S. Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
          Section 3.01 Taxes.
          (a) Tax Matters.
          The provisions of Sections 3.01(a)(i), (iv) and (v) shall not apply in relation to any Taxes due or payable under the laws of the United Kingdom with respect to any Loan which is at any time outstanding between any Lender and the U.K. Foreign Borrower.
          (i) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
          (A) Any and all payments by or on account of any obligation of each Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (v) below.
          (B) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (v) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(C) If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (v) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
          (ii) Payment of Other Taxes by each Borrower. Without limiting the provisions of subsection (i) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law and within 10 days after written demand, indemnify each Lender against any cost, loss or liability that that Lender incurs in relation to Other Taxes.
          (iii) Tax Indemnification.
          (A) Without limiting the provisions of subsection (i) or (ii) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section or under Section 3.01(b) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a L/C Issuer, shall be conclusive absent manifest error.
          (iv) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01(a), the applicable Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, (A) the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, (B) a copy of any return required by Laws to report such payment or (C) such other evidence of such payment reasonably satisfactory to the applicable Borrower or the Administrative Agent, as the case may be.
          (v) Status of Lenders; Tax Documentation.
          (A) Each Lender shall deliver to the applicable Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the applicable Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the applicable Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
          (B) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:
          (1) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
          (2) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the U.S. Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          a. executed originals of Internal Revenue Service Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
          b. executed originals of Internal Revenue Service Form W-8ECI (or any successor form);

          c. executed originals of Internal Revenue Service Form W-8IMY (or any successor form) and all required supporting documentation;
          d. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the U.S. Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or any successor forms); or
          e. executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
          (C) Each Lender shall promptly (i) notify the U.S. Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that a Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.
          (D) Each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the applicable Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
          (vi) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or any L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or any L/C Issuer, as the case may be. If the Administrative Agent, any Lender or an L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section or Section 3.01(b), it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative

Agent, such Lender or an L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Borrower upon the request of the Administrative Agent, such Lender or an L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or an L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
          (b) United Kingdom Tax Matters.
          The provisions of this Section 3.01(b) shall apply only in relation to any Loan which is at any time outstanding between any Lender and the U.K. Foreign Borrower.
          (i) Definitions.
In this Section 3.01(b):
          “CTA” means the United Kingdom Corporation Tax Act 2009.
          “ITA” means the United Kingdom Income Tax Act 2007.
          “Qualifying Lender” means:
          (A) a Lender (other than a Lender within subsection (B) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
          (1) a Lender:
          a. which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under any Loan Document; or
          b. in respect of an advance made under any Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
          (2) a Lender which is:
          a. a company resident in the United Kingdom for United Kingdom tax purposes;
          b. a partnership each member of which is:
i.	a company so resident in the United Kingdom; or

ii.	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;
          c. a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
          (3) a Treaty Lender.
          (B) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under any Loan Document.
          “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document is either:
          (A) a company resident in the United Kingdom for United Kingdom tax purposes;
          (B) a partnership each member of which is:
          (1) a company so resident in the United Kingdom; or
          (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
          (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
          “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under any Loan Document.
          “Tax Payment” means the increase in a payment made by a Borrower to a Lender under Section 3.01(b)(ii) (Tax gross-up).
          “Treaty Lender” means a Lender which:

          (A) is treated as a resident of a Treaty State for the purposes of the Treaty; and
          (B) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
          “Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
          “UK Non-Bank Lender” means:
          (A) where a Lender becomes a party to a Loan Document on the day on which this Agreement is entered into, a Lender which is a Qualifying Lender solely under Section 3.01(b)(i)(A)(2); and
          (B) where a Lender becomes a party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment and Assumption which it executes on becoming a party.
Unless a contrary indication appears, in this Section 3.01(b) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
     (ii) Tax gross-up.
          (A) Each Borrower shall make all payments to be made by it without any Tax Deduction unless a Tax Deduction is required by law.
          (B) The U.S. Borrower shall promptly upon becoming aware that a Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the U.S. Borrower.
          (C) If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
          (D) A payment shall not be increased under subsection (C) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
          (1) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
          (2) the relevant Lender is a Qualifying Lender solely by virtue of subsection (A)(2) of the definition of Qualifying Lender; and:
          a. an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and
          b. the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
          (3) the relevant Lender is a Qualifying Lender solely by virtue of subsection (A)(2) of the definition of Qualifying Lender and:
          a. the relevant Lender has not given a Tax Confirmation to the US Borrower; and
          b. the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the US Borrower, on the basis that the Tax Confirmation would have enabled the US Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
          (4) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under subsection (G) below.
          (E) If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
          (F) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Administrative Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
          (G) A Treaty Lender and each Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a Tax Deduction.

          (H) A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.
          (I) A UK Non-Bank Lender shall promptly notify the U.S. Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.
     (iii) Lender Status Confirmation.
Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the Assignment and Assumption which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in:
(A) not a Qualifying Lender;
(B) a Qualifying Lender (other than a Treaty Lender); or
(C) a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Section 3.01(b)(iii) then such New Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the U.S. Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 3.01(b)(iii).
     (iv) Value Added Tax.
          (A) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for value added tax (“VAT”) purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to subsection (B) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).
          (B) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Finance Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

          (C) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
          (D) Any reference in this Section 3.01(b)(iv) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).
          Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the U.S. Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the U.S. Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, each applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
          Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (iii) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the U.S. Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
          Section 3.04 Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Eurocurrency Rate) or any L/C Issuer;
          (ii) impose on any Lender (or its Lending Office) or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrowers will, jointly and severally, pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, however, that the foregoing provisions of this Section 3.04(a) shall not apply to the imposition of Taxes resulting from a Change in Law, which instead shall be governed by Section 3.01.
          (b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will, jointly and severally, pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company,

as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower shall be conclusive absent manifest error. The Borrowers shall, jointly and severally, pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delays in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall, jointly and severally, promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
          (ii) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;
          (iii) any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
          (iv) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by a Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay, jointly and severally, any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurodollar Base Rate for such Loan by a matching deposit or, other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

          Section 3.06 Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrowers hereby agrees to pay, jointly and severally, all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the applicable Borrower may replace such Lender in accordance with Section 10.13.
          Section 3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Senior Credit Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
          Section 4.01 Conditions to Effectiveness of Amendment and Restatement. The obligation of each L/C issuer and each Lender to make its initial Credit Extension hereunder on or after the Closing Date is subject to the satisfaction of the following conditions precedent to the effectiveness of the Amendment and Restatement (subject to Section 6.19):
          (a) Deliverables. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
          (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
          (ii) a Note executed by each Borrower in favor of each Lender requesting a Note;
          (iii) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, together with such certificates of good standing (or its equivalent, if such concept exists) and certifications of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
          (iv) a favorable written opinion of (i) DLA Piper LLP (US), special New York counsel to the U.S. Borrower and Subsidiary Guarantors, addressed to the Administrative Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit E-1 and (ii) Loyens & Loeff N.V., special Dutch counsel to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit E-2;
          (v) a certificate signed by a Responsible Officer of the U.S. Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) that there has been no event or circumstance since the date of the U.S. Borrower Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the U.S. Borrower and its Subsidiaries and (C) that all consents, licenses and approvals required in connection with the execution, delivery and performance by all Loan Parties and the validity against all Loan Parties of the Loan Documents have been received, and such consents, licenses and approvals shall be in full force and effect, or stating that no such consents, licenses or approvals are so required; and
          (vi) a certificate attesting to the Solvency of the U.S. Borrower and the Foreign Borrowers (substantially in the form of Exhibit H), in each case on a consolidated basis, from the chief financial officer of the U.S. Borrower.
          (b) Certain Fees. All fees required to be paid on or before the Closing Date (i) to the Administrative Agent and the Left Lead Arranger and (ii) to the Lenders shall in each case have been paid.
          (c) Counsel Fees. The U.S. Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the U.S. Borrower and the Administrative Agent).
          (d) Financial Information. The Joint Lead Arrangers and the Lenders shall have received: (i) audited consolidated financial statements of the U.S. Borrower and its Subsidiaries for the fiscal year ended December 31, 2009, and unaudited financial statements of the U.S. Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2010; (ii) forecasts prepared by management of the U.S. Borrower of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Revolving Credit Facility and (iii) a written certification from the chief financial officer of the U.S. Borrower stating that the forecasts delivered pursuant to clause (ii) above were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions.
          (e) Consents and Approvals. On the Closing Date, all material governmental, shareholder and third party consents and approvals necessary in connection with the execution and delivery of the Loan Documents shall have been obtained and remain in full force and effect, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could restrain, prevent or impose any material adverse conditions on the Loan Documents or that could seek to restrain or threaten any of the foregoing. All loans made by the Lenders to any Borrower or any of its affiliates shall be in full compliance with the Federal Reserve’s Margin Regulations.
          (f) No Material Adverse Effect. There has been no event or circumstance since the date of the U.S. Borrower Audited Financial Statements, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (g) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the initial Credit Extension on or after the Closing Date.
          (h) Appointment of Agent for Service of Process. The Administrative Agent shall have received a letter from Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, indicating its consent to its appointment by each Foreign Borrower as its agent to receive service of process as specified in Section 10.14(e).
          Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
          Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
          (a) Representations and Warranties. The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any certificate furnished to the Administrative Agent or the Lenders at any time under or in connection herewith or therewith, shall be true and correct in all material respects (provided that to the extent any of such representations and warranties are already subject to any “materiality” or “Material Adverse Effect” qualifications contained therein, then each of such representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
          (b) No Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
          (c) Notice. The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
          (d) U.K. Foreign Borrower. Prior to the making of any Revolving Credit Loan to the U.K. Foreign Borrower, the Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified by the

Administrative Agent, each properly executed (where applicable) by a Responsible Officer of the U.K. Foreign Borrower, in form and substance reasonably satisfactory to the Administrative Agent:
          (i) executed counterparts of the U.K. Foreign Borrower Accession Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
          (ii) a Note executed by the U.K. Foreign Borrower in favor of each Lender requesting a Note; and
          (iii) other relevant and customary documentation (including an opinion of counsel, authorizing resolutions and officers certifications) of the type specified in Section 4.01, as the Administrative Agent may reasonably require.
          (e) Additional Foreign Borrower. Prior to the making of any Revolving Credit Loan to the Additional Foreign Borrower, the Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified by the Administrative Agent, each properly executed (where applicable) by a Responsible Officer of the Additional Foreign Borrower, in form and substance satisfactory to the Administrative Agent:
          (i) executed counterparts of the Additional Foreign Borrower Accession Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
          (ii) a Note executed by the Additional Foreign Borrower in favor of each Lender requesting a Note; and
          (iii) other relevant and customary documentation of the type specified in Section 4.01, as the Administrative Agent may reasonably require.
          Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
          Section 5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (i) is duly organized or formed, validly existing and, as applicable, in good standing (or its equivalent, if such concept exists), under the Laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company, partnership or similar power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person under, (A) any Contractual Obligation to which such Person is a party or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable material Law, except in the case of clause (ii)(A) for such violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for (A) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, (B) those set forth on Schedule 5.03 hereto and (C) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
          Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and principles of good faith and fair dealing (regardless of whether enforcement is sought by proceedings in equity or at law).
          Section 5.05 Financial Condition; No Material Adverse Effect.
          (a) Audited Financial Statements. The U.S. Borrower Audited Financial Statements: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in all material respects, the financial condition of the U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
          (b) Material Adverse Change. With respect to any Credit Extension following the Closing Date, there has been no event or circumstance since the date of the U.S. Borrower Audited Financial Statements, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (c) Financial Forecasts. The financial forecasts delivered pursuant to Section 4.01 were prepared in good faith on the basis of the assumptions believed by the management of the U.S. Borrower to be reasonable as of the date so furnished (it being understood that projections are subject to uncertainties and contingencies and that actual results during the period or periods covered by such projections may differ materially from such projections).

          Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the U.S. Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Group Company or against any of their properties or revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) except as specifically disclosed on Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, in which there is a reasonable possibility of an adverse decision and which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Group Company as a result, of the matters described on Schedule 5.06 that could reasonably be expected to have a Material Adverse Effect.
          Section 5.07 No Default. No Group Company is in default under or with respect to any Contractual Obligation to which such Group Company is a party that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.
          Section 5.08 Ownership of Property. Each Group Company has good record and marketable title in fee simple (or the equivalent under local law or regulation) to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 5.09 Environmental Compliance. (a) Except as set forth on Schedule 5.09 or as could not reasonably be expected to have a Material Adverse Effect, (i) the U.S. Borrower and each of its Subsidiaries are in compliance in all material respects with all Environmental Laws in all jurisdictions in which the U.S. Borrower and each of its Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits); (ii) neither the U.S. Borrower nor any of its Subsidiaries is subject to any pending or, to the knowledge of the U.S. Borrower, threatened environmental claim or Environmental Liability; (iii) neither the U.S. Borrower nor any Subsidiary is conducting or financing or is required to conduct or finance any investigation, removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material pursuant to any Environmental Law at any location; and (iv) to the best knowledge of the U.S. Borrower, there are no Hazardous Materials at, under, about or migrating to or from any property currently or formerly owned or operated by any Group Company in a manner reasonably expected to result in Environmental Liability to any Group Company.
          (b) Neither the U.S. Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Property or facility in a manner that could reasonably be expected to have a Material Adverse Effect.
          (c) Except as otherwise set forth on Schedule 5.09, neither any Group Company is undertaking, and has not completed, either individually or together with other potentially responsible parties, any material investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.
          Section 5.10 Insurance. The material properties of the U.S. Borrower and its Subsidiaries are insured with insurance companies that the U.S. Borrower believed (in the good faith judgment of its management) were financially sound and reputable at the time the relevant insurance was placed or renewed, in such amounts, with such deductibles and covering such risks as is required pursuant to Section 6.07; provided that the U.S. Borrower and its Subsidiaries may self-insure in accordance with good business practice.
          Section 5.11 Taxes. The U.S. Borrower and its Subsidiaries have filed all material Federal, state and local Tax returns and reports required to be filed, and have paid all material Federal, state and local Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Proper and accurate amounts have been withheld by each Group Company from its respective employees for all periods in full and complete compliance with all applicable material Federal, provincial, state, local and foreign Laws and such withholdings have been timely paid to the applicable Governmental Authorities. Other than any Specified Tax Assessment, there is no proposed Tax assessment against any Group Company that would, if made, have a Material Adverse Effect. As of the Closing Date, no Group Company has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. No Group Company is party to any Tax sharing agreement. As of the Closing Date, no Group Company has agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.
          Section 5.12 ERISA; Foreign Pension Plans; Employee Benefit Arrangements.
          (a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the U.S. Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
          (b) There are no pending or, to the knowledge of the U.S. Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred, and neither the U.S. Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the U.S. Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the U.S. Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the U.S. Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the U.S. Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
          (d) Except as could not reasonably be expected to result in a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States and with respect to each employee benefit plan maintained or contributed to by any Foreign Borrower, any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (each, a “Foreign Plan”):
          (i) any employer and employee contributions required by law or by the terms of any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
          (ii) the fair market value of the assets of each Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is equal to or exceeds the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
          (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
          Section 5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Group Company has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Group Company in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, other than Liens permitted under Section 7.01. All of the outstanding Equity Interests of each Foreign Borrower have been validly issued, are fully paid and non-assessable and are owned by the U.S. Borrower or a Wholly-Owned Subsidiary of the U.S. Borrower free and clear of all Liens, other than Liens permitted under Section 7.01. As of the Closing Date, set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any Foreign Borrower that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. As of the Closing Date (or, with respect to the U.K. Foreign Borrower or the Additional Foreign Borrower, the date of its accession pursuant to Section 4.02(d) or Section 4.02(e), as applicable), the copy of the charter (or equivalent documentation) of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iii), Section 4.02(d) or Section 4.02(e), as applicable, is a true and correct copy of each such document, each of which is valid and in full force and effect.
          Section 5.14 Margin Regulations; Investment Company Act.
          (a) The proceeds of Loans have been and will be used in compliance with all applicable provisions of Regulations T, U and X, and not more than 25% of the value of the assets (of the U.S. Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

          (b) None of the Borrowers nor any of their respective Subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.
          Section 5.15 Disclosure. As of the Closing Date, the U.S. Borrower has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby (other than projected financial information) and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          Section 5.16 Compliance with Law. Each Group Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          Section 5.17 Intellectual Property. Except as could not reasonably be expected to result in a Material Adverse Effect, each Group Company owns, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. As of the Original Closing Date, Schedule 5.17 sets forth a list complete and accurate, in all material respects, of all such registered or granted IP Rights owned by each Group Company, as of such date. Except as set forth on Schedule 5.17, to the knowledge of the U.S. Borrower as of the Closing Date, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Group Company thereof infringes upon any rights held by any other Person, except for any such infringement which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the U.S. Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          Section 5.18 Solvency. On the Closing Date, each of the U.S. Borrower and each Foreign Borrower, together in each case with their respective Subsidiaries on a consolidated basis, is Solvent.
          Section 5.19 Labor Matters.
          (a) As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the (i) U.S. Borrower or any of its Domestic Subsidiaries or (ii) the Foreign Borrowers or any of their respective Subsidiaries, in each case the unfunded liabilities under which could reasonably be expected to have a Material Adverse Effect, and no Borrower nor any of its Subsidiaries has suffered any strikes, walkouts, work stoppages or other labor difficulty within the six years prior to the Closing Date which could reasonably be expected to have a Material Adverse Effect.

          (b) As of the Closing Date, there are no strikes, lockouts or slowdowns against (i) the U.S. Borrower or any of its Domestic Subsidiaries or (ii) the Foreign Borrowers or any of their respective Subsidiaries, in each case pending or, to the knowledge of the applicable Borrower or its Subsidiaries, threatened. The consummation of the transactions under this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which each Borrower or its Subsidiaries is bound that could reasonably be expected to result in a Material Adverse Effect.
ARTICLE VI
AFFIRMATIVE COVENANTS
          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Senior Credit Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations), or any Letter of Credit shall remain outstanding, the U.S. Borrower (and the Foreign Borrowers, where applicable) shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.19) cause each of the other Group Companies to:
          Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to the Lenders:
          (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the U.S. Borrower (commencing with the fiscal year ended December 31, 2009; it being understood that the required information for the fiscal year ended December 31, 2009 was delivered prior to the Closing Date under the Existing Credit Agreement), a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
          (b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower (commencing with the fiscal quarter ended June 30, 2010), a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the U.S. Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the U.S. Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
          Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent, for further delivery to each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
          (a) Compliance Certificate. As soon as available and in any event not later than five Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and (b)

(commencing with the delivery of the financial statements for the fiscal year ended December 31, 2009; it being understood that the required certificate for the fiscal year ended December 31, 2009 was delivered prior to the Closing Date under the Existing Credit Agreement), a duly completed Compliance Certificate signed by a Responsible Officer of the U.S. Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes).
          (b) SEC Reports. Promptly after sending or filing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the U.S. Borrower in their capacity as stockholders, and copies of all annual, regular, periodic and special reports and registration statements which any Group Company files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.
          (c) Reports to Holders of Debt Securities. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities having an aggregate principal amount in excess of the Threshold Amount of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.
          (d) Investigations. Promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC, FDA and/or DOL (or comparable agencies in any applicable non-United States jurisdiction) concerning any investigation or possible investigation or other inquiry by any such agency regarding financial or other operational results or activities of any Loan Party or any Subsidiary thereof if, and only to the extent that, such Loan Party or Subsidiary may provide such information in accordance with applicable Law.
          (e) Other Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents, or provides a link thereto on the U.S. Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the U.S. Borrower’s behalf on an Internet or Intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the U.S. Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the U.S. Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the U.S. Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the U.S. Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the U.S. Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          The U.S. Borrower hereby (i) acknowledges that the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the U.S. Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) agrees that if any of the Lenders (each, a “Public Lender”), by written notice to the U.S. Borrower and the Administrative Agent, states that such Lender has personnel who do not wish to receive material non-public information with respect to the U.S. Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, then in such case the U.S. Borrower hereby agrees that so long as the U.S. Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the U.S. Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the U.S. Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” To the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07. For the avoidance of doubt, it is acknowledged and agreed that, as of the Closing Date, none of the Lenders is a Public Lender.
          Section 6.03 Notices. Promptly after a Responsible Officer of any Borrower, or any other officer or employee of any Borrower responsible for administering any of the Loan Documents or monitoring compliance with any of the provisions thereof, in either case obtains knowledge thereof, notify the Administrative Agent, for further notification to each Lender, of:
          (i) the occurrence of any Default or Event of Default;
          (ii) (A) the breach or non-performance of, or any default under, any material Contractual Obligation of the applicable Borrower or any of its Subsidiaries, (B) any dispute, litigation, investigation, proceeding or suspension between the applicable Borrower or any of its Subsidiaries and any Governmental Authority, (C) the commencement of, or any development in, any litigation or proceeding affecting the applicable Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Law, which could reasonably be expected to have a Material Adverse Effect, (D) any litigation, investigation or proceeding affecting any Group Company and (E) and any other matter, event or circumstance, in each case of subclauses (A) through (E)to the extent that the same have resulted or could reasonably be expected to result in a Material Adverse Effect;
          (iii) the occurrence of (a) any ERISA Event and/or (b) with respect to Plan years beginning after December 31, 2008, the occurrence of a Plan entering into “at risk” status

(as defined in Section 303 of ERISA) or “endangered” or “critical” status (as defined in Section 305 of ERISA); and
          (iv) any material change in accounting policies or financial reporting practice by a Borrower or any of its Subsidiaries, including any determination by a Borrower referred to in Section 2.10(b).
          Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(i)shall describe in reasonable detail the applicable Default or Event of Default.
          Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (i) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with (1) GAAP are being maintained by the U.S. Borrower or the applicable Domestic Subsidiary and (2) all applicable requirements by the Foreign Borrowers and all Foreign Subsidiaries; (ii) all lawful claims which, if unpaid, would by law become a Lien upon a material portion of its property (other than a Lien permitted under Section 7.01); and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
          Section 6.05 Preservation of Existence Etc. (i) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent applicable under local law or regulation) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the U.S. Borrower and its applicable Subsidiaries may consummate any merger or consolidation permitted under Section 7.04; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. The foregoing shall not restrict in any way any conversion of a corporation, a limited liability company, a partnership or another entity to a different legal form.
          Section 6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (ii) use the standard of care typical in the industry in the operation and maintenance of its facilities.
          Section 6.07 Maintenance of Insurance. Maintain insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and owning similar properties, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that each Borrower and its Subsidiaries may self-insure in accordance with good business practice.
          Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          Section 6.09 Books and Records. (i) With respect to the U.S. Borrower and its Domestic Subsidiaries, maintain proper books of record and account, in which complete and correct entries in all material respects and in accordance with GAAP consistently applied, as in effect from time to time, shall be made of all financial transactions and matters involving the assets and business of the U.S. Borrower and its Domestic Subsidiaries, as the case may be and (ii) with respect to the Foreign Borrowers and all Foreign Subsidiaries of the U.S. Borrower, maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or Subsidiaries, as the case may be.
          Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties (provided that with respect to any leased property, such inspection shall not violate the terms of the applicable lease), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the applicable Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Borrower; provided, however, that (i) unless an Event of Default is continuing, no such authorized representatives shall so visit, inspect or examine more than once in any calendar year, (ii) representatives of any Lender may do any of the forgoing, at its own expense, at reasonable times during normal business hours upon reasonable advance notice to the applicable Borrower and (iii) when an Event of Default exists and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time during normal business hours and without advance notice. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Administrative Agent and the Lenders copies of any of the financial statements, trial balances or other accounting records of any sort of any Group Company in the accountant’s or auditor’s possession, and to disclose to the Administrative Agent and the Lenders any information they may have concerning the financial status and business operations of any Group Company. The Administrative Agent and each Lender shall give the applicable Borrower the opportunity to participate in any discussions with any independent public accountants and auditors.
          Section 6.11 Use of Proceeds. Use the proceeds of any Revolving Credit Loans (subject to Section 7.10) for ongoing working capital and other general corporate purposes of the applicable Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.
          Section 6.12 Covenant to Guarantee Obligations. If any Group Company shall form or acquire any new Domestic Subsidiary (other than any Immaterial Subsidiary), the U.S. Borrower will cause such new Domestic Subsidiary (or its direct or indirect parent), as soon as practicable and in any event within 90 days after such formation or acquisition, to execute an Accession Agreement pursuant to which such new Domestic Subsidiary shall become a “Guarantor” under the applicable Guaranty.
          Section 6.13 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling, testing, cleanup, removal, remedial or other action required by Environmental Laws with respect to Hazardous Materials at or from its currently or formerly owned or leased Real Properties; provided, however, that no Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP (or other applicable requirements of Governmental Authority, in the case of Foreign Subsidiaries of the U.S. Borrower).
          Section 6.14 Preparation of Environmental Reports. At the request of the Administrative Agent following receipt of the notice described under Section 6.03(ii)(C), provide to the Lenders promptly after such request, at the expense of the U.S. Borrower, an environmental site assessment report with respect to the subject property described in such request (provided that such property is located in the United States and either (i) fee-owned real property of any Loan Party having a fair market value in excess of $15,000,000 at the Closing Date, or if later, the date of acquisition thereof or (ii) real estate leasehold property of any Loan Party for which the aggregate rental payments under the terms of the applicable lease in any year are in excess of $5,000,000 at the Closing Date, or if later, the date of acquisition thereof) prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties.
          Section 6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution or acknowledgment thereof, and (ii) do, execute, acknowledge and deliver any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
          Section 6.16 Designation as “Senior Debt”. All Senior Credit Obligations shall be “Designated Senior Debt” or “Senior Debt” (or comparable term) for purposes of, and as defined under, any indenture or similar document executed in connection with any Funded Indebtedness otherwise permitted under Section 7.02.
          Section 6.17 Taxpayer Identification Number. Within 90 days after the Closing Date, each (i) Loan Party which does not have, as of the Closing Date, a U.S. taxpayer identification number and (ii) Foreign Borrower which does not have, as of the Closing Date, a unique identification number issued to it by the jurisdiction of its organization, shall have, in each case, taken all necessary action and executed all documents and instruments and made all necessary filings as may be required by applicable Governmental Authority, to obtain such U.S. taxpayer (or other applicable) identification number, and shall thereafter (x) take all such further steps as may be required to obtain such identification number as soon as reasonably practicable and (y) provide such identification number to the Administrative Agent in writing promptly after the receipt thereof (provided that any such action under this Section 6.17 shall only be required with respect to any Foreign Borrower where unique identification numbers are issued by its jurisdiction of organization).
          Section 6.18 Maintenance of Ratings. Use commercially reasonable efforts to maintain ongoing continuous “Corporate Family” / “Corporate Credit” ratings from Moody’s and S&P, respectively, provide all information regarding the business and financial condition of the U.S. Borrower and its Subsidiaries as either Moody’s or S&P may from time to time request in connection therewith and deliver to the Administrative Agent as soon as available, but in any event within ten days after receipt of, each rating letter or notification received from Moody’s or S&P.
          Section 6.19 Post-Closing Matters. The U.S. Borrower shall, and shall cause each of its Subsidiaries to satisfy the requirements set forth on Schedule 6.19 on or before the date specified for such requirement, in each case as such date may be extended by the Administrative Agent in its sole discretion by up to an additional 90 days, so long as the U.S. Borrower is working diligently in good faith to complete, or cause its Subsidiaries to complete, the applicable requirement as determined by the Administrative Agent in its sole discretion.
ARTICLE VII
NEGATIVE COVENANTS
          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Senior Credit Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations), or any Letter of Credit shall remain outstanding, the U.S. Borrower shall not, nor shall it permit any of the other Group Companies to, directly or indirectly:
          Section 7.01 Restriction on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired other than the following:
          (i) Liens pursuant to any Loan Document;
          (ii) Liens existing on the Closing Date, and if the Indebtedness secured by such Lien is modified, replaced, renewed or extended with any Permitted Refinancing Indebtedness, any Lien on the same collateral securing such Permitted Refinancing Indebtedness;
          (iii) Liens for taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);
          (iv) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, suppliers’, processors’, storage or other like Liens arising in the ordinary course of business which are securing amounts not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
          (v) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or similar laws or regulations, other than any Lien imposed by ERISA and other social security legislation;
          (vi) pledges or deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory obligations and surety, appeal, bid, performance or payment bonds and other obligations of a like nature incurred in the ordinary course of business;
          (vii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Group Companies, taken as a whole;

          (viii) Liens securing judgments not constituting an Event of Default under Section 8.01(h);
          (ix) Liens securing Indebtedness permitted under Section 7.02(vii); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except that individual financings of equipment provided by one lender of the type permitted under Section 7.02(vii) may be cross collateralized to other financings of equipment provided by such lender of the type permitted under Section 7.02(vii) and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
          (x) Liens on property of a Person existing at the time such Person is merged into or consolidated with the U.S. Borrower or any other Group Company or becomes a Group Company; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the U.S. Borrower or any other Group Company or acquired by the U.S. Borrower or any other Group Company, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(viii);
          (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (xii) Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Disposition would have been permitted on the date of the creation of such Lien; provided that such Liens encumber only the applicable assets pending consummation of the Disposition;
          (xiii) (A) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (x) interfere in any material respect with the business of the Group Companies, taken as a whole, or (y) secure any Indebtedness, and (B) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Group Company;
          (xiv) Permitted Encumbrances;
          (xv) Liens on any assets or Equity Interests of a Foreign Subsidiary of the U.S. Borrower securing Indebtedness of such Foreign Subsidiary incurred pursuant to Section 7.02(ix);
          (xvi) Liens securing obligations of the U.S. Borrower and its Subsidiaries under Sale/Leaseback Transactions permitted under Section 7.16;
          (xvii) (A) statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages and (B) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and covering only the items being collected upon;
          (xviii) (A) Liens that are contractual rights of setoff relating to purchase orders entered into with customers of such Person in the ordinary course of its business and (B) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the U.S. Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the U.S. Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 7.02;
          (xix) Liens securing Indebtedness represented by financed insurance premiums in the ordinary course of business consistent with past practice, provided that such Liens do not extend to any property or assets other than the corresponding insurance policies being financed;
          (xx) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the U.S. Borrower or any of its Subsidiaries;
          (xxi) Liens securing Indebtedness permitted under Section 7.02(xii); provided that such Liens do not at any time encumber any property other than the Auction Rate Securities;
          (xxii) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $200,000,000;
          (xxiii) Liens existing or deemed to exist in connection with Permitted Securitizations; and
          (xxiv) any security interest or set-off arrangements entered into by any Foreign Borrower or its Subsidiaries in the ordinary course of its banking arrangements which arise from the general banking conditions (algemene bankvoorwaarden) (including, for the avoidance of doubt, in relation to a Foreign Borrower which is incorporated under the laws of the Netherlands, any security created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond)).
          Section 7.02 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:
          (i) Indebtedness under the Loan Documents, the Guaranteed Cash Management Agreements and the Guaranteed Hedge Agreements;
          (ii) Indebtedness under the Debt Securities, the Existing Convertible Securities and any Permitted Refinancing Indebtedness with respect thereto;
          (iii) Obligations (contingent or otherwise) existing or arising under any Swap Contract entered into in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;
          (iv) Indebtedness of a Group Company owing to any other Group Company to the extent constituting an Investment permitted pursuant to Section 7.03(iii);
          (v) Indebtedness of the Group Companies outstanding on the Closing Date and disclosed on Schedule 7.02 (collectively, the “Existing Debt”) and any Permitted Refinancing Indebtedness with respect thereto;

          (vi) Indebtedness consisting of Guarantees by a Group Company in respect of Indebtedness, leases and other obligations permitted to be incurred by any other Group Company, to the extent such Guarantee constitutes an Investment permitted pursuant to Section 7.03(iii);
          (vii) Purchase Money Indebtedness and Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of the Group Companies incurred after the Closing Date; provided that (A) the aggregate amount of all such Indebtedness under this clause (vii) does not exceed $100,000,000 at any time outstanding, (B) the Indebtedness when incurred shall not be less than 70% or more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (C) such Indebtedness is issued and any Liens securing such Indebtedness are created concurrently with, or within 180 days after, the acquisition of the asset financed and (D) no Lien securing such Indebtedness shall extend to or cover any property or asset of any Group Company other than the asset so financed; and any Permitted Refinancing Indebtedness with respect to such Indebtedness permitted under this clause (vii);
          (viii) Indebtedness of Group Companies secured by Liens permitted by Section 7.01(x) and any other Indebtedness of a Person whose Equity Interests or assets are acquired in a Permitted Acquisition which Indebtedness is acquired or assumed by a Group Company in such Permitted Acquisition and any Permitted Refinancing thereof; provided that such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition;
          (ix) Indebtedness of Subsidiaries in an aggregate principal amount not to exceed the Dollar Equivalent of $100,000,000 at any time outstanding;
          (x) Indebtedness incurred by a Group Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business including, without limitation, letters of credit in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to such similar reimbursement-type obligations; provided that upon the drawing of such letters of credit, the applicable reimbursement obligation is reimbursed within 90 days;
          (xi) Indebtedness (other than for borrowed money) which may be deemed to exist pursuant to any contingent guaranties, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, payment (other than payment of Indebtedness) or completion or performance guaranties or similar obligations incurred in the ordinary course of business, in each case of one or more Group Companies;
          (xii) Indebtedness incurred by a Group Company in the form of loans secured by the Auction Rate Securities, in an aggregate principal amount at any time outstanding not to exceed the principal amount of the Auction Rate Securities then owned by the Group Companies;
          (xiii) Indebtedness in respect of netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;
          (xiv) Indebtedness of the U.S. Borrower or any of its Subsidiaries in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;
          (xv) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business consistent with past practice;
          (xvi) Indebtedness in respect of self-insurance obligations to the extent incurred in the ordinary course of business consistent with past practice and in amounts customary in the U.S. Borrower’s and its Subsidiaries’ industry;
          (xvii) Attributable Indebtedness of a Group Company in respect of Sale/Leaseback transactions permitted by Section 7.16;
          (xviii) Indebtedness of the Group Companies not otherwise permitted by this Section 7.02 incurred after the Closing Date in an aggregate principal amount at any time such that upon giving effect on a Pro-Forma Basis to the incurrence of such Indebtedness, the Loan Parties shall be in compliance with (A) the financial covenants set forth in Section 7.11 and (B) the provisions of Section 7.01; provided that, with respect to any Indebtedness incurred pursuant to this clause (xviii): (1) no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to the incurrence of any such Indebtedness and (2) a Responsible Officer of the U.S. Borrower shall have delivered to the Administrative Agent a certificate demonstrating that, upon giving effect on a Pro-Forma Basis to the incurrence of such Indebtedness in excess of $50,000,000, the Loan Parties shall be in compliance with the financial covenants set forth in Section 7.11;
          (xix) Permitted Securitizations;
          (xx) Indebtedness arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) between the Foreign Borrowers; and
          (xxi) Indebtedness pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code).
     To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 7.02, the U.S. Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item; provided that (i) all Indebtedness created pursuant to the Loan Documents shall be deemed to have been incurred in reliance on Section 7.02(i) and (ii) all Indebtedness in respect of the or Debt Securities or Existing Convertible Securities (and any Permitted Refinancing Indebtedness with respect thereto) shall be deemed to have been incurred in reliance on Section 7.02(ii).
     For purposes of determining compliance with the Dollar-denominated restrictions in Sections 7.02(vii), (ix) and (xviii) on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date on which such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to modify, refinance, refund, renew or extend other Indebtedness denominated in a foreign currency, and such modification, refinancing, refunding, renewal or extension would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such modification, refinancing, refunding, renewal or extension, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being modified, refinanced, refunded, renewed or extended
          Section 7.03 Investments. Make or hold any Investments, except:
          (i) Investments held by any Group Company in the form of cash, Cash Equivalents and Foreign Cash Equivalents;
          (ii) advances to officers, directors and employees of the Group Companies, (A) for travel, entertainment, relocation and other similar business purposes (x) in connection with corporate reorganization and consolidation following consummation of, and related to, the Transactions or (y) otherwise, in an aggregate amount not to exceed $5,000,000 at any time outstanding and (B) loans by the U.S. Borrower or its Subsidiaries to their employees in connection with the purchase by such Persons of Equity Interests (other than Disqualified Equity Interests) of the U.S. Borrower pursuant to management incentive plans; provided that the aggregate amount of Investments made pursuant to this clause (B) shall not exceed $5,000,000 at any time outstanding;
          (iii) (A) Investments by the U.S. Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (B) additional Investments by Loan Parties in Guarantors, and additional Investments by Subsidiaries of the U.S. Borrower in their parent companies, (C) additional Investments by Foreign Subsidiaries of the U.S. Borrower in Loan Parties, (D) additional Investments by Foreign Subsidiaries of the U.S. Borrower in other Foreign Subsidiaries of the U.S. Borrower and (E) additional Investments by the U.S. Borrower and the Guarantors in Foreign Subsidiaries, limited under this clause (E) to an aggregate amount not to exceed $250,000,000 in any fiscal year;
          (iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and Investments received in compromise or resolution of litigation, arbitration or other disputes;
          (v) Guarantees permitted by Section 7.02;
          (vi) Investments existing on the date hereof (other than those referred to in Section 7.03(iii)(A));
          (vii) Investments by Group Companies in Swap Contracts permitted under Section 7.02(iii);
          (viii) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the U.S. Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(viii) (each, a “Permitted Acquisition”):
          (A) each applicable Loan Party and any such newly created or acquired Domestic Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 6.12;
          (B) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as conducted or proposed to be conducted by the U.S. Borrower and its Subsidiaries on the Closing Date or any reasonable extension thereof or any business substantially related or incidental thereto, in the ordinary course;
          (C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect (as determined in good faith by the board of directors (or the persons performing similar functions) of the U.S. Borrower if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer of the U.S. Borrower);
          (D) in the case where, at any time, the Total Leverage Ratio as of the end of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (1) is equal to or greater than 3.0:1.0, the total cash and non-cash consideration paid by or on behalf of the U.S. Borrower and its Subsidiaries for any purchase or other acquisition made pursuant to this Section 7.03(viii) shall, when aggregated with (x) all other purchases and acquisitions made pursuant to this Section 7.03(viii) and (y) the amount of all Share Repurchases made pursuant to Section 7.06(b)(ix) in such fiscal year, not exceed $750,000,000 or (2) is less than 3.0:1.0, the total cash and non-cash consideration paid by or on behalf of the U.S. Borrower and its Subsidiaries for purchases or other acquisitions made pursuant to this Section 7.03(viii) shall not be limited in amount;
          (E) (x) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (y) immediately after giving effect to any Material Permitted Acquisition, the U.S. Borrower and its Subsidiaries shall be in Pro-Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and
          (F) all property acquired (whether assets, lines of business, divisions or Equity Interests) by any Group Company will be contributed substantially contemporaneously with its acquisition to one of the Group Companies in compliance with the terms of this Agreement.
          (ix) the U.S. Borrower may make Share Repurchases to the extent permitted by Section 7.06(b)(ix);
          (x) Investments arising out of the receipt by any Group Company of promissory notes and other non-cash consideration for the sale of assets permitted under Section 7.05;

          (xi) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.01;
          (xii) Investments consisting of Uniform Commercial Code Article 3 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
          (xiii) Investments consisting of licensing or contribution of IP Rights with other Persons, in the ordinary course of business;
          (xiv) [Reserved];
          (xv) advances of payroll payments to employees in the ordinary course of business;
          (xvi) Investments in Permitted Joint Ventures in an aggregate amount, determined based on the greater of the book value or the fair market value thereof, not in excess of $100,000,000 in any fiscal year;
          (xvii) Investments held by Persons whose Equity Interests or assets are acquired in a Permitted Acquisition after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;
          (xviii) so long as immediately before and immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments by the Group Companies that do not exceed $200,000,000 in any fiscal year;
          (xix) the Group Companies may purchase inventory, machinery, equipment and services in the ordinary course of business;
          (xx) so long as immediately before and after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments by the U.S. Borrower or any Group Company consisting of or in the nature of a transfer or other disposition of Equity Interests of one or more Foreign Subsidiaries of the U.S. Borrower to one or more other Subsidiaries of the U.S. Borrower; provided, that any such transfer or other disposition of any Equity Interests of any Foreign Borrower is made to a Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of an Approved Jurisdiction; and
          (xxi) Investments existing or deemed to exist in connection with Permitted Securitizations.
     To the extent that the making of any Investment could be deemed a use of more than one subsection of this Section 7.03, the U.S. Borrower may select the subsection to which such Investment will be deemed a use and in no event shall the same portion of any Investment be deemed a use of or be attributable to more than one subsection.
          Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default of the type referred to in Section 8.01(a) exists or any Event of Default would result therefrom:
          (i) (A) any Subsidiary may merge with a Guarantor, provided that such Guarantor shall be the continuing or surviving Person and (B) any Foreign Subsidiary may merge with any other Foreign Subsidiary; provided that with respect to this subsection (i), any merger by a Foreign Borrower shall only be permitted to the extent specified in Section 7.04(iii);
          (ii) (A) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Guarantor and (B) any Foreign Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary; provided that with respect to this subsection (ii), any Disposition of all or substantially all of the assets of a Foreign Borrower (other than Equity Interests owned by such Foreign Borrower) shall only be permitted to the extent specified in Section 7.04(iii);
          (iii) any Foreign Borrower may merge, consolidate with or into, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to (1) another Foreign Borrower or (2) the U.K. Foreign Borrower (with the U.K. Foreign Borrower as the surviving entity), so long as, in the case of this clause (2), at the time of and immediately prior to such transfer or other disposition: (A) there shall be no Revolving Credit Loans outstanding to the applicable Foreign Borrower and (B) the U.K. Foreign Borrower Accession Agreement shall have been executed and delivered to the Administrative Agent, along with each of the other documents required by Section 4.02(d) hereof;
          (iv) any Loan Party or any of its Subsidiaries may liquidate, sell, transfer, lease or otherwise Dispose of all or substantially all of its assets if such transaction is not otherwise prohibited by Section 7.05 (other than Sections 7.05(iv)) or, with respect to any Foreign Borrower, by Section 7.03(xx);
          (v) in connection with any acquisition permitted under Section 7.03, any Subsidiary of the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) the Person surviving such merger shall be a Wholly-Owned Subsidiary of the U.S. Borrower, (B) in the case of any such merger to which any such Loan Party is a party, the surviving Person shall be (or become) a Loan Party and (C) any such transaction with respect to a Foreign Borrower shall only be permitted to the extent specified in Section 7.04(iii);
          (vi) so long as no Default has occurred and is continuing or would result therefrom, any Subsidiary of the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that (A) in each case, immediately after giving effect thereto in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving corporation and (B) any such transaction with respect to a Foreign Borrower shall only be permitted to the specified in Section 7.04(iii).
In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of the U.S. Borrower which is not a Loan Party into a Loan Party, the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as are required in order for the Loan Parties to be, after giving effect to such transaction, in compliance, or will within the times specified therein be in compliance, with the terms of Section 6.12. Notwithstanding anything to the contrary contained above in this Section 7.04, no action shall be permitted which results in a Change of Control.

          Section 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
          (i) any Group Company may sell inventory and immaterial assets in the ordinary course of business;
          (ii) Dispositions of obsolete or worn out, retired or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;
          (iii) Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of property used or useful in the business of the U.S. Borrower and its Subsidiaries or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of property used or useful in the business of the U.S. Borrower and its Subsidiaries;
          (iv) Dispositions of property by (A) any Subsidiary to a Guarantor, (B) any Foreign Subsidiary to any other Foreign Subsidiary or (C) any Guarantor to any Foreign Subsidiary, limited under this clause (C) to Dispositions, the fair market value of which is not in excess of $250,000,000 in any fiscal year; provided that, notwithstanding anything to the contrary contained in this subsection (iv), any Disposition of all or substantially all of the assets of a Foreign Borrower shall only be permitted to the extent specified in Section 7.04(iii);
          (v) Dispositions permitted by Section 7.04;
          (vi) Dispositions by the U.S. Borrower or its Subsidiaries of property pursuant to Sale/Leaseback Transactions permitted under Section 7.16;
          (vii) licenses of IP Rights (A) in the ordinary course of business and (B) which do not materially interfere with the business of the Group Companies;
          (viii) any Foreign Subsidiary of the U.S. Borrower may sell or dispose of Equity Interests in such Subsidiary to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests in Foreign Subsidiaries;
          (ix) the rental, lease or sublease of real property or equipment in the ordinary course of business;
          (x) transfers of property subject to Casualty events;
          (xi) Dispositions in the ordinary course of business consisting of the abandonment, cancellation, non-renewal or discontinuance of IP Rights which, in the reasonable good faith determination of the U.S. Borrower, is desirable in the conduct of the business of the Group Companies and not materially disadvantageous to the interests of the Lenders;
          (xii) each Loan Party and each of its Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
          (xiii) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (xiv) transactions otherwise permitted under Section 7.01, 7.03 or 7.06;
          (xv) to the extent constituting a Disposition, the issuance by the U.S. Borrower of its Equity Interests;
          (xvi) [Reserved];
          (xvii) Dispositions by the U.S. Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (A) the aggregate fair market value of all assets Disposed of in all such transactions in reliance on this clause (xvii) shall not exceed an amount greater than 5% of Consolidated Total Assets as of the end of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in any case under this clause (xvii) for any fiscal year, (B) no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (C) any Disposition of Equity Interests or all or substantially all of the assets of a Foreign Borrower shall only be permitted to the extent specified in Section 7.03(xx) or Section 7.04(iii); and
          (xviii) Dispositions of accounts receivable and interests therein and all contracts and related rights or other documentation in respect of such receivables, in each case, in connection with Permitted Securitizations;
provided, that any Disposition pursuant to this Section 7.05 (except for Dispositions pursuant to Sections 7.05(iv), (v), (viii), (x), (xi), (xii) or (xiii)) shall be for fair market value.
          Section 7.06 Restricted Payments, etc. (a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless at the time and after giving effect thereto on a Pro-Forma Basis, (i) the Total Leverage Ratio as of the end of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 6.01 is less than 3.0:1.0 and (ii) no Default shall have occurred and be continuing.
          (b) Notwithstanding the foregoing clause (a):
          (i) (A) each Subsidiary may make Restricted Payments to the U.S. Borrower or any Guarantor, (B) each Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary or (C) any non-Wholly Owned Subsidiary of the U.S. Borrower may make Restricted Payments to (1) the U.S. Borrower or any of its Subsidiaries or, (2) so long as no Default shall have occurred and be continuing or would result therefrom, any other Person that owns a direct Equity Interest in such Subsidiary, in each case under this clause (C) ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
          (ii) the U.S. Borrower and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests (including options and warrants, but excluding Debt Equivalents) of such Person;
          (iii) the U.S. Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;
          (iv) [Reserved];

          (v) provided no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may make repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or taxes payable in connection with the vesting or exercise of such stock options or warrants;
          (vi) provided no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower and its Subsidiaries may purchase their Equity Interests from any of their current or former officers, directors, employees, managers or consultants upon the death, disability, resignation, retirement or termination of employment of such officers, directors, employees, managers or consultants pursuant to any direct or equity plan, employee or direct or stock option plan or any other employee or director incentive plan, in an aggregate amount not to exceed $10,000,000 in any fiscal year;
          (vii) provided no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower or any of its Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
          (viii) provided no Default of the type referred to in Section 8.01(a) or Event of Default shall have occurred and be continuing or would result therefrom, the payment of any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Default had occurred and was continuing on the date of declaration;
          (ix) provided no Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may make Share Repurchases in any fiscal year in an amount which, when aggregated with the amount of all Permitted Acquisitions made pursuant to Section 7.03(viii)(D) in such fiscal year, shall not exceed $750,000,000; and
          (x) provided no Default shall have occurred and be continuing or would result therefrom, the U.S. Borrower may declare and pay cash dividends pursuant to any cash dividend plan announced by the board of directors of the U.S. Borrower from time to time.
          Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted or proposed to be conducted by the U.S. Borrower and its Subsidiaries on the date hereof or any reasonable extension thereof or any business substantially related or incidental thereto (including, for the avoidance of doubt, Permitted Securitizations).
          Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the U.S. Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the U.S. Borrower or such of its Subsidiaries (or, in the case of a transaction involving a Loan Party and a Subsidiary that is not a Loan Party, to such Loan Party) as would be obtainable by the U.S. Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among Loan Parties; (ii) transactions between or among Subsidiaries of the U.S. Borrower that are not Loan Parties, (iii) transactions expressly permitted by Section 7.01, 7.02, 7.03, 7.04, 7.05 or 7.06, (iv) the payment of customary directors’ fees and indemnification and reimbursement of expenses to directors, officers and employees; (v) the issuance of stock and stock options pursuant to the U.S. Borrower’s stock option plans and stock purchase plans and (vi) reasonable compensation paid to officers and employees in their capacity as such.
          Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (A) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, (B) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (C) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; except in each case for prohibitions or restrictions existing under or by reason of:
          (i) applicable Law;
          (ii) restrictions in effect on the date of this Agreement contained in the Debt Securities and the agreements governing the Existing Debt, in each case, as in effect on the date of this Agreement, and, with respect to the Existing Debt, contained in any modification, refinancing, refunding, renewal or extension thereof permitted by Section 7.02;
          (iii) restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.02(vii), (ix), (xii) and (xviii) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
          (iv) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, licenses and sales contracts (provided that such restrictions are limited to the agreement itself or the property or assets secured by such Liens or the property or assets subject to such leases, licenses or sales contracts, as the case may be);
          (v) any restriction or encumbrance with respect to any asset which arises in connection with the Disposition of such asset, if such Disposition is otherwise permitted under Section 7.05;
          (vi) restrictions in any agreement in effect at the time any Subsidiary becomes a Subsidiary of the U.S. Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the U.S. Borrower;
          (vii) customary provisions in joint venture or similar agreements in connection with joint ventures otherwise permitted under Section 7.03 and applicable solely to such joint ventures; and
          (viii) restrictions of the type specified in clause (C) above imposed by any agreement related to a Permitted Securitization applicable solely to the accounts receivable and interests therein and all contracts and related rights or other documentation that are, in each case, the subject of such Permitted Securitization.
     Section 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (b) finance all or any portion of any Permitted Acquisition (or any related costs or expenses) preceded by, or effected pursuant to, a hostile offer.
          Section 7.11 Financial Covenants.
          (a) Total Leverage Ratio. Permit the Total Leverage Ratio of the U.S. Borrower and its Consolidated Subsidiaries as of the end of any fiscal quarter of the U.S. Borrower set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
March 31, 2010	3.75x
June 30, 2010	3.50x
September 30, 2010 and	3.25x
each fiscal quarter thereafter
               (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the U.S. Borrower and its Consolidated Subsidiaries as of the end of any fiscal quarter of the U.S. Borrower (beginning with the fiscal quarter ending June 30, 2010) to be less than 1.75 to 1.0.
          Section 7.12 Amendment of Organization Documents. Amend any of its Organization Documents in any manner that is materially adverse to the interests of the Lenders.
          Section 7.13 Accounting Changes. Make any change in (i) accounting policies or reporting practices, except as required by GAAP, as in effect from time to time, or (ii) fiscal year; provided that ABI may change the end of its fiscal year to December 31.
          Section 7.14 Prepayments of Indebtedness, etc. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (ii) prepayment of the Debt Securities and/or Existing Convertible Securities and (iii) prepayments or redemptions of Indebtedness incurred in accordance with Section 7.02 (other than any Indebtedness, the payment of which is subordinated to the prior payment in full of the Senior Credit Obligations).
          Section 7.15 Amendments of Indebtedness. Amend, modify or change in any manner any term or condition of any Indebtedness set forth on Schedule 7.02, except for any modification, refinancing, refunding, renewal or extension thereof permitted by Section 7.02(v).
          Section 7.16 Sale and Leaseback Transactions. Enter into or effect any Sale/Leaseback Transaction; provided, however, that the Group Companies may enter into Sale/Leaseback Transactions (x) with respect to Sale/Leaseback Transactions among the Group Companies, the Attributable Indebtedness in respect of which is permitted to be incurred pursuant to Section 7.02(vii) and (y) otherwise, in an aggregate amount of up to $150,000,000 in sales proceeds per fiscal year, in each case, if (i) after giving effect on a Pro-Forma Basis to any such transaction the U.S. Borrower shall be in compliance with all other provisions of this Agreement, including Section 7.01 and Section 7.02 and (ii) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined in good faith by the U.S. Borrower or such Group Company).

          Section 7.17 Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.
ARTICLE VIII
DEFAULTS
          Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):
          (a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations (to the extent required hereunder), or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document.
          (b) Covenants. Any Loan Party shall:
          (i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.01, 6.02, 6.03(i), 6.03(ii) or Article VII; or
          (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Article VI (other than those referred to in subsection (a) or (b)(i) of this Section 8.01) and such default shall continue unremedied for a period of five Business Days after the earlier of an executive officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent; or
          (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a) or (b)(i) or (ii) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent.
          (c) Other Loan Documents. Any Loan Party shall default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsection (a) or (b) of this Section 8.01) in any of the other Loan Documents and such default shall continue unremedied for a period of 30 days after the earlier of an executive officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent.
          (d) Representations and Warranties. Any representation, warranty or statement made or deemed to be made by any Loan Party herein, in any of the other Loan Documents, or in any document or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.
          (e) Cross-Default.
(i)	any Loan Party or any Subsidiary thereof (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Indebtedness or Guarantee (other than in respect of (x) Indebtedness outstanding under the Loan Documents, (y) Swap Contracts and (z) Permitted Securitizations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, in each case under this clause (A), other than with respect to the payment of principal or interest, beyond the expiration of the grace or cure period, if any, provided therefor, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Guarantee, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness or Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guarantee to become payable, or cash collateral in respect thereof to be demanded or (C) shall be required by the terms of such Indebtedness or Guarantee to offer to prepay or repurchase such Indebtedness or the primary Indebtedness underlying such Guarantee (or any portion thereof) prior to the stated maturity thereof; or
          (ii) there occurs under any Swap Contract or Swap Obligation (A) an Early Termination Date (as defined in such Swap Contract) resulting from any failure by any Group Company to perform or observe any condition or covenant in such Swap Contract or Swap Obligation to which such Group Company is a party and, in such case, the Swap Termination Value owed by a Group Company as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) as to which any Group Company is an Affected Party (as so defined), and in such case, the Swap Termination Value owed by a Group Company as a result thereof is greater than the Threshold Amount and is not paid when due; or
          (iii) there occurs under any Permitted Securitization any event or condition which allows a termination (except voluntary terminations) prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders thereof or any trustee or agent on its or their behalf to cause such Permitted Securitization to be terminated, or to require the prepayment, repurchase, redemption or defeasance of obligations thereunder in an amount exceeding the Threshold Amount.
          (f) Insolvency Proceedings. Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days without being dismissed; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.
          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy.

          (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) there shall exist an amount of Unfunded Pension Liabilities, individually or in the aggregate, (excluding for purposes of such computation any Pension Plans and Foreign Plans with respect to which assets exceed benefit liabilities) in an aggregate amount in excess of the Threshold Amount, (iii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iv) any event has occurred or condition exists with respect to any Foreign Plan that has resulted or could result in any Foreign Plan being ordered or required to be wound up in whole or in part pursuant to any applicable laws or having any applicable registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of the relevant pension benefits regulatory authority or being required to pay any taxes or penalties under applicable pension benefits and tax laws and which could reasonably be expected to have a Material Adverse Effect.
          (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Senior Credit Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.
          (k) Change of Control. A Change of Control shall occur.
          Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
          (i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
          (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

          (iii) require that the U.S. Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
          (iv) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the U.S. Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
          Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Finance Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
     FIRST, to payment of that portion of the Finance Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     SECOND, to payment of that portion of the Finance Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     THIRD, to payment of that portion of the Finance Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Senior Credit Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     FOURTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts then owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
     FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the U.S. Borrower pursuant to Sections 2.03 and 2.15; and

     LAST, the balance, if any, after all of the Finance Obligations (other than unasserted contingent indemnification obligations) have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Finance Obligations, if any, in the order set forth above.
          Notwithstanding the foregoing, Finance Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
AGENCY PROVISIONS
          Section 9.01 Appointment and Authority.
          (a) Administrative Agent. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including, without limitation, to execute and deliver the U.K. Foreign Borrower Accession Agreement and the Additional Foreign Borrower Accession Agreement, each in the form and for the purpose as herein otherwise provided). The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
          (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents for purposes of releasing and terminating Liens and security interests previously granted under the Security Documents and taking all other actions reasonably incidental thereto, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent (and, where the laws of the place of incorporation of any Subsidiary permit or require, as trustee) of such Lender and the L/C Issuer for purposes of releasing and terminating Liens and security interests previously granted under the Security Documents, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of releasing and terminating Liens and security interests previously granted under the Security Documents and taking all other actions reasonably incidental thereto, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

          Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or a L/C Issuer.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral previously granted under the Security Documents, (vi) information provided by, on behalf of, or with respect to the U.K. Foreign Borrower or the Additional Foreign Borrower relating to its accession as a Foreign Borrower pursuant to Section 4.02(d) or Section 4.02(e), as applicable, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the U.S. Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the U.S. Borrower (and, so long as no Event of Default then exists, the U.S. Borrower shall have the right to consent to any such successor, with such consent not to be unreasonably withheld or delayed) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the U.S. Borrower, the Lenders and the L/C Issuer that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents pending termination and release of the applicable Lien thereon in accordance with Section 10.21, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S.

Borrower and such successor. After the retiring Administrative Agents’ resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and as the Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America as a retiring L/C Issuer and as the Swing Line Lender, (ii) Bank of America, as a retiring L/C Issuer and as the Swing Line Lender, shall be discharged from all of its duties and obligations in such capacities hereunder or under the other Loan Documents and (iii) a successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America outstanding at the time of such succession or make other arrangements satisfactory to Bank of America as a retiring L/C Issuer to effectively assume the obligations of Bank of America as issuer of such Letters of Credit.
          Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Left Lead Arranger or the Joint Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.
          Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Finance Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
          Section 9.10 Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the U.S. Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
          Section 9.11 Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03 or any Guaranty by virtue of the provisions hereof or of any Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Finance Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements unless the Administrative Agent has received written notice of such Finance Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
          Section 9.12 Special Provisions Relating to Foreign Borrower Jurisdictions.
          The Kingdom of the Netherlands. In this Agreement, where it relates to any of the Foreign Borrowers organized under the laws of the Netherlands, a reference to:
(a)	a necessary action to authorise where applicable, includes without limitation: (i) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (ii) obtaining an unconditional positive advice (advies) from the competent works council(s);

(b)	gross negligence means grove schuld;

(c)	a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)	wilful misconduct means opzet;

(e)	a dissolution includes a Dutch entity being dissolved (ontbonden);

(f)	a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(g)	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990);

(h)	a receiver includes a curator;

(i)	an administrator includes a bewindvoerder; and

(j)	an attachment includes a beslag.
ARTICLE X
MISCELLANEOUS
          Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the U.S. Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical error, defect or inconsistency (including any necessary operational changes required as a result of the accession of any Foreign Borrower or any changes related thereto) if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer, (y) the Administrative Agent and the applicable Loan Parties may amend the Guaranty to the extent required by Section 2.14 and Section 4.02(d) and (z) no such amendment, waiver or consent shall:
          (i) waive any condition set forth in Section 4.01 (other than Section 4.01(b) or (c)), or, in the case of the initial Credit Extension on or after the Closing Date, Section 4.02, without the written consent of each Lender;

          (ii) extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
          (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
          (iv) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
          (v) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
          (vi) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (B) of this Section 10.01(vi)), without the written consent of each Lender or;
          (vii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
          (viii) amend Section 1.10 or the definition of “Alternative Currency” without the prior written consent of each Lender;
and provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by each applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
          If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the U.S. Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the U.S. Borrower to be made pursuant thereto).
          Section 10.02 Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to a Borrower, the Administrative Agent, a L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the U.S. Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through electronic telecommunications or other information transmission systems, except for direct or “economic” (as such term is used in Title 18, United States Code, Section 1030(g)) (as opposed to special, indirect, consequential or punitive) losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Party or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document in respect of Borrower Materials made available through electronic telecommunications or other information transmission systems, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to such direct or “economic” damages).
          (d) Change of Address, Etc. Each Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the U.S. Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

          (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or L/C Issuer or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
          Section 10.04 Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. Each Borrower, jointly and severally, agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any

Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) Indemnification. Each Borrower, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Group Company, or any Environmental Liability related in any way to any Group Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing brought by a third party or by any Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing but without affecting any Borrower’s continuing payment obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity; provided, further that the obligation to indemnify the L/C Issuer under this Section 10.04(c) shall be limited to Lenders only. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

          (d) Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.
          Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.
          Section 10.06 Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the

Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) PMP. The Eligible Assignee is a PMP.
          (ii) Minimum Amounts.
          (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans at the time owing to it under the Revolving Credit Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
          (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
          (iii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
          (iv) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
          (A) the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

          (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
          (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required; and
          (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required.
          (v) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (which fee shall in no event be payable by the Loan Parties); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (vi) No Assignment to Certain Persons. No such assignment shall be made (A) to the U.S. Borrower or any of the U.S. Borrower’s Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
          (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the U.S. Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment s of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a "Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the applicable Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (z) of the first proviso to Section 10.01 that affects such Participant (other than clause (v) thereof). Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
          (e) Limitation Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 3.01(a)(v) as though it were a Lender.
          (f) Certain Pledges. Any Lender may, without the consent of any Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the U.S. Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the U.S. Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the U.S. Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or the Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which remain outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer and remaining outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
          Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Affiliates and to it and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, to (A) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement, or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from the Administrative Agent, the L/C Issuer or any Lender, (viii) with the consent of the U.S. Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower. In addition, each of the Administrative Agent, the Lenders and the L/C Issuer may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Lenders, and the L/C Issuer in connection with the administration and management of this Agreement and the other Loan Documents.
          For purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries or any of their respective partners, directors, officers, employees, agents, trustees, advisors or representatives relating to any Borrower or any such Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender or L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any such Subsidiary or any of their respective partners, directors, officers, employees, agents, trustees, advisors or representatives; provided that, in the case of information received from any Borrower or any of its Subsidiaries or any of their respective partners, directors, officers, employees, agents, trustees, advisors or representatives after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Agent and any Lender may place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.
          Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Borrower or one or more of its Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.
          Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or an L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Finance Obligations owing to such Defaulting Lender as to which it exercised such right of set off. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 10.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for any Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
          Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.
          Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Senior Credit Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
          Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
          Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender’s obligations to make, continue or convert to Eurocurrency Rate Loans has been suspended pursuant to Section 3.02, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (i) the U.S. Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);
          (iii) in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
          (iv) such assignment does not conflict with applicable Laws. In the case of any replacement of Lenders under the circumstances described in last paragraph of Section 10.01, the applicable amendment, waiver, discharge or termination that the U.S. Borrower has requested shall become effective upon giving effect to such replacement (and any related Assignment and Assumptions or equivalent documentation required to be effected in connection therewith in accordance with this Section 10.13 or, to the extent applicable on or immediately prior to the Closing Date, Section 10.20).
          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the U.S. Borrower to require such assignment and delegation cease to apply.
          Section 10.14 Governing Law; Jurisdiction Etc.
          (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
          (b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT

OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY LOAN PARTY, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          (e) Appointment of Process Agent. Each Foreign Borrower hereby irrevocably appoints Corporation Service Company, presently located at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 10.14 and consents to process being served in any such suit, action or proceeding upon Corporation Service Company in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the applicable Foreign Borrower’s address referred to in Section 10.02. Each Foreign Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 10.14 shall affect the right of any Lender to serve process in any manner permitted by Law or limit the right of any Lender to bring proceedings against any Foreign Borrower in the courts of any jurisdiction or jurisdictions.
          Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Joint Lead Arrangers shall have any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Joint Lead Arrangers shall have any obligation to disclose any of such interests to any Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and/or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
          Section 10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          Section 10.18 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the

Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
          Section 10.19 Judgment Currency.
          (a) The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Senior Credit Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
          (c) For purposes of determining any rate of exchange or currency equivalent for this Section 10.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
          Section 10.20 Termination of Revolving Credit Commitments and Repayment of Loans of Non-Continuing Lenders and Non-Consenting Lenders.
          On and immediately prior to the Amendment and Restatement Effective Date:
          (a) with respect to each Non-Continuing Lender, the U.S. Borrower, the Administrative Agent and each such Non-Continuing Lender has previously agreed that (i) the Revolving Credit Commitment under the Existing Credit Agreement of such Non-Continuing Lender is hereby assigned to Bank of America, N.A. (or, if requested by such Non-Continuing Lender, such assignment shall be effected pursuant to an Assignment and Assumption executed and delivered effective as of the Amendment and Restatement Effective Date), (ii) each such Revolving Credit Commitment so assigned is and shall hereby be (or shall have previously been) terminated and of no further force and effect and (iii) all outstanding Revolving Credit Loans (if any) under the Existing Credit Agreement of such Non-Continuing Lender will concurrently with the effectiveness of such assignment be either (1) paid in full to such Non-Continuing Lender by the U.S. Borrower or (2) if previously paid to such Non-Continuing Lender by Bank of America, N.A., paid in full to Bank of America, N.A. by the U.S. Borrower, and

          (b) with respect to each Non-Consenting Lender, (i) the U.S. Borrower directs that, pursuant to Section 10.01 of the Existing Credit Agreement, each such Non-Consenting Lender immediately assign its Revolving Credit Commitment under the Existing Credit Agreement to Bank of America, N.A. in accordance with Section 10.13 of the Existing Credit Agreement, (ii) such assignment shall be effected pursuant to this reference (or, if requested by such Non-Consenting Lender, pursuant to an Assignment and Assumption executed and delivered effective as of the Amendment and Restatement Effective Date), (iii) each such Revolving Credit Commitment so assigned is and shall be immediately (or shall have previously been) terminated and of no further force and effect and (iv) all outstanding Revolving Credit Loans (if any) under the Existing Credit Agreement of such Non-Consenting Lender will concurrently with such assignment be paid in full to such Non-Consenting Lender by the U.S. Borrower.
          The Revolving Credit Facility under (and as defined in) the Existing Credit Agreement shall be permanently reduced by the amount of each such Revolving Credit Commitment termination effected pursuant to, or in accordance with, the foregoing clauses (a) and (b) of this Section 10.20; provided that, for the avoidance of doubt, it is understood and agreed that the Revolving Credit Facility hereunder shall be increased by any additional Revolving Credit Commitments provided by any Lender hereunder as set forth opposite such Lender’s name on Schedule 2.01 (which, for the avoidance of doubt, shall not reduce the additional commitments permitted under Section 2.14). Any notice or direction given pursuant to this Section 10.20 shall be deemed to satisfy the applicable notice requirements of Section 2.06(a) hereof, and of the Existing Credit Agreement.
          Section 10.21 Termination and Release of Liens. On the Amendment and Restatement Effective Date, the Lenders hereby release and terminate all Liens and security interests as previously granted under the Security Documents by the Loan Parties in favor of the Secured Parties, and direct the Collateral Agent to (i) take such actions as are reasonably required to evidence such release thereto and (ii) execute and deliver to the Loan Parties such documents and instruments as they shall reasonably request (at their expense) to evidence the release and termination of such Liens and security interests in all applicable jurisdictions. Any such documents and instruments shall be without recourse to or warranty by the Collateral Agent or the Secured Parties. The Collateral Agent shall have no liability whatsoever to any Secured Party or Loan Party as a result of any such release and/or termination, or the taking of such other actions as are reasonably incidental thereto. Upon the release of Collateral pursuant to this Section 10.21, none of the Collateral Agent or any Secured Party shall have any continuing right or interest in such Collateral, and all rights with respect to the Collateral shall thereupon revert to the applicable Loan Parties.
          Section 10.22 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith, do not constitute a novation of, payment under, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect immediately prior to the Amendment and Restatement Effective Date (except in the manner and solely to the extent specified in Section 10.20 herein) and (b) such “Obligations” are in all respects continuing (except to the extent otherwise specified in Section 10.20 herein).
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIFE TECHNOLOGIES CORPORATION
By:
Name:
Title:

APPLIED BIOSYSTEMS B.V.
By:
Name:
Title:

APPLIED BIOSYSTEMS FINANCE B.V.
By:
Name:
Title:

LIFE TECHNOLOGIES HOLDINGS B.V.
By:
Name:
Title:

BANK OF AMERICA, N.A., as L/C Issuer
By:
Name:
Title:

BANK OF AMERICA, N.A., as Swing Line Lender
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Lender Signature Page NAME OF INSTITUTION:
By:
Name:
Title: